Exhibit 2.2
ASSET PURCHASE AGREEMENT
by and between
LOCATEPLUS HOLDINGS CORPORATION,
EMPLOYMENT SCREENING PROFILES, INC., AND
WORLDWIDE INFORMATION, INC.
as Seller
and
LPHC ACQUISITION PARTNERS LLC
as Purchaser
Dated as of September 23, 2011

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 ii

ASSET PURCHASE AGREEMENT
     This Asset Purchase Agreement (this “Agreement”), dated as of September 23, 2011 (the “Execution Date”), is by and between LocatePLUS Holdings Corporation, a Delaware corporation, Employment Screening Profiles, Inc., a Florida corporation, and Worldwide Information, Inc., a Delaware corporation (collectively, the “Seller”), and LPHC Acquisition Partners LLC, a Delaware limited liability company (the “Purchaser”). In this Agreement, Seller and Purchaser are hereinafter collectively referred to as the “Parties.”
RECITALS
     A. Employment Screening Profiles, Inc. and Worldwide Information, Inc., are engaged in the business of providing various types of public and private data to business and credentialed clients throughout the United States (the “Business”).
     B. On June 16, 2011, Seller commenced a case under Chapter 11 of the Bankruptcy Code by filing a voluntary petition for relief (“Seller Chapter 11 Case”) with the Bankruptcy Court. On July 15, 2011, the Bankruptcy Court approved the appointment of Stephen S. Gray as Chapter 11 Trustee in the Seller Chapter 11 Case. Purchaser’s purchase of substantially all of Seller’s assets will occur pursuant to an order of the Bankruptcy Court authorizing Seller to consummate this Agreement and all transactions required or contemplated hereunder.
     C. On September 21 and 22, 2011, the Bankruptcy Court held an auction (the “Auction”) where the Purchaser was Successful Bidder in accordance with and pursuant to the terms of the Sale Order and this Agreement.
     D. Upon the terms and subject to the conditions contained in this Agreement, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase and acquire from Seller, all of Seller’s right, title and interest in and to certain assets pursuant to Sections 105, 363 and 365 of the Bankruptcy Code.
     E. Contemporaneously with the execution of this Agreement, Purchaser proposed terms for a plan of liquidation (the “Plan”) to be proposed by the Seller and co-sponsored by the Purchaser, which Plan constitutes Purchaser’s primary offer for the acquisition of the equity of the reorganized Seller.
     F. Simultaneously with the execution of this Agreement, Seller, Purchaser and the Escrow Holder entered into an Escrow Agreement, a copy of which is attached hereto as Exhibit G (“Escrow Agreement”).
AGREEMENT
     In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS
     Section 1.1. Recitals. The recitals set forth above are incorporated by reference and are expressly made part of this Agreement.
     Section 1.2. Definitions. The definitions set forth on Schedule 1.2 shall apply to and constitute part of this Agreement, the Schedules and all Exhibits attached hereto.
     Section 1.3. Other Terms. As used in this Agreement, any reference to any federal, state, local, or foreign law, including any applicable Legal Requirement, will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, or neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. References to “this Agreement” shall include all Exhibits, Schedules and other agreements, instruments or other documents attached hereto. The words “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. References in this Agreement to Articles, Sections, Schedules or Exhibits are to Articles or Sections of, Schedules or Exhibits to, this Agreement, except to the extent otherwise specified herein. References to the consent or approval of any Party mean the written consent or approval of such Party, which may be withheld, conditioned or delayed in such Party’s sole and absolute discretion, except to the extent otherwise specified herein. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and are not part of this Agreement and do not in any way limit or modify the provisions of this Agreement and shall not affect the interpretation hereof. Unless otherwise specified herein, payments that are required to be made under this Agreement shall be paid by wire transfer of immediately available funds to an account designated in advance by the Party entitled to receive such payment. All references to “dollars” or “$” or “US$” in this Agreement means U.S. dollars.
     Section 1.4. Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any Party hereto because of the authorship of any provision of this Agreement.
     Section 1.5. Time. Except as expressly set out in this Agreement, the computation of any period of time referred to in this Agreement shall exclude the first day and include the last day of such period. If the time limited for the performance or completion of any matter under this Agreement expires or falls on a day that is not a Business Day, the time so limited shall extend to the next following Business Day. The time limited for performing or completing any matter under this Agreement may be extended or abridged by an agreement in writing by the Parties. All references herein to time are references to prevailing Eastern time, unless otherwise specified herein.
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
     Section 2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, free and clear of Encumbrances (other than Permitted Encumbrances and Assumed Liabilities), all right, title and interest in, to and under (i) the corporate attributes of LocatePLUS Holdings Corporation and (ii) all of the assets, properties, rights and claims of Employment Screening Profiles, Inc. and Worldwide Information, Inc. (together, the “Companies”) (other than the Excluded Assets), whether real or personal, tangible or intangible, vested or unvested, contingent or otherwise, wherever located, and all goodwill associated therewith (the “Included Assets”), including:
     (a) All Contracts identified on Schedule 2.1(a) (provided that Purchaser may, subject to Section 2.5(c), upon notice to Seller, at any time on or before the Closing Date, add any Contract to Schedule 2.1(a) and/or remove any Contract from Schedule 2.1(a), including all rights and obligations arising out of or relating to any such Contract) to the extent such Contracts may be assumed and assigned under Section 365 of the Bankruptcy Code (such Contracts, subject to such addition or removal, the “Assumed Contracts”);
     (b) all Systems and any other Equipment described on Schedule 2.1(b);
     (c) all Software, including the Software described on Schedule 2.1(c);
     (d) all Intellectual Property Rights, including all Domain Names, of Companies, including all Domain Names set forth on Schedule 3.6 and any other Intellectual Property Rights described on Schedule 3.6 (such Intellectual Property Rights including Software, collectively, “Business IP”);
     (e) all Books and Records (provided that Seller may, in its discretion and at its sole expense, retain one copy of the Books and Records, for the sole purpose of the Seller Chapter 11 Case, winding down its operations and/or performing the Seller’s obligations under the Operating Lease Agreement);
     (f) all goodwill associated with the Business;
     (g) all supplies, goods, materials, work in progress, properties, rights and other assets used or held for use by Seller in connection with the Business;
     (h) all customer lists, addresses, telephone numbers and fax numbers used in the Business, to the extent such numbers may be assumed and assigned under Section 365 of the Bankruptcy Code or are otherwise transferrable to Purchaser; and

     (i) all Permits to the extent transferable after giving effect to the Sale Order.
     Section 2.2. Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign, convey or deliver the Excluded Assets to Purchaser or any Affiliate of Purchaser, and Seller or an Affiliate thereof, as applicable, shall retain all right, title and interest to, in and under the Excluded Assets and neither Purchaser nor any Affiliate of Purchaser shall have any Liability therefor. “Excluded Assets” shall mean the following assets, properties and rights of Seller:
     (a) any and all rights of Seller under this Agreement;
     (b) any and all assets owned or used by LocatePLUS Holdings Corporation other than its corporate attributes;
     (c) all Accounts Receivable;
     (d) all Avoidance Actions of Seller;
     (e) all Deposits;
     (f) all rights to refunds, credits, deposits or prepayments or the equivalent owing to Seller from any taxing authority;
     (g) any and all of Seller’s rights, title and interest in any litigation, claims, causes of action whether known or unknown, asserted or unasserted, for any action, conduct, or omissions arising prior to the Closing Date, including, without limitation, any setoff rights;
     (h) the Excluded Contracts and any and all rights thereunder, including, without limitation, any setoff rights;
     (i) the Retained Books and Records; provided, that prior and subsequent to the Closing Date, Purchaser shall have the right to make copies of any portions of the Retained Books and Records to the extent that such portions relate to, are relevant to, or were used prior to the Closing Date in connection with the operation of, the Business or any of the Included Assets;
     (j) any cash or cash equivalents and all bank accounts of Seller (including, for this purpose, all collected funds (including checks), at or prior to 12:01 a.m., prevailing Eastern time on the Closing Date received by Seller (including in a lockbox of Seller);
     (k) any and all interest, including equity interests, of Seller in LocatePLUS Holdings Corporation, LocatePLUS Corporation, Certifion Corporation, Dataphant Inc. and Metrigenics, Inc. and all assets owned or used by LocatePLUS Corporation, Certifion Corporation, Dataphant Inc. and Metrigenics, Inc.;
     (l) all Deposits under this Agreement, any Excluded Contract or for workers’ compensation collateral;
     (m) all assets of Seller related to or under any Employee Benefit Plans;

     (n) insurance proceeds, claims and causes of action with respect to or arising in connection with (A) any Contract which is not included within the Included Assets, (B) any item of tangible or intangible property not included within the Included Assets, or (C) any Excluded Liability;
     (o) all claims under Seller’s insurance policies, and all proceeds from claims under such insurance policies;
     (p) all Equipment other than the Equipment set forth on Schedule 2.1(b); and
     (q) the assets, properties and rights set forth on Schedule 2.2(q).
     Section 2.3. Condition of Conveyance. Without limiting the provisions of this Agreement relating to the Closing, the sale, transfer, assignment, conveyance or delivery of the Included Assets shall be affected (a) by appropriate instruments of transfer, bills of sale, endorsements, assignments and deeds, in recordable form as appropriate and (b) free and clear of any and all Encumbrances other than Permitted Encumbrances and Assumed Liabilities.
     Section 2.4. Purchase Price.
     (a) The purchase price for the Included Assets (the “Purchase Price”) shall consist of (i) cash in an amount equal to the sum of $400,000 (such cash amount, the “Cash Purchase Price”); (ii) assumption of the Assumed Liabilities; and (iii) satisfaction of certain claims identified on Schedule 2.4 in connection with the Seller Chapter 11 Case (the “Satisfied Claims”).
     (b) Within fifteen (15) Business Days after the Closing, Seller and Purchaser shall agree on the amount of prepaid revenue received by Seller prior to Closing for services to be rendered by Purchaser after Closing (provided that such amount shall not include revenue paid for services which the Seller, in the ordinary course of its business would include as Accounts Receivable for periods prior to the Closing Date). Upon agreement of the parties as to such amount, Seller shall immediately pay to Purchaser such amount in cash in immediately available funds. Purchaser agrees that it shall be Purchaser’s responsibility to provide the services to customers in connection with any prepaid amounts.
     Section 2.5. Assumption of Liabilities. On the Closing Date, Purchaser shall assume and agree to pay, perform and discharge when due, the Assumed Liabilities, but only to the extent not paid, performed or discharged by Seller on or prior to the Closing Date. Other than the Assumed Liabilities, Purchaser is not assuming and shall not be liable for any liabilities or obligations of Seller or any Affiliate of Seller. For purposes of this Agreement, “Assumed Liabilities” shall mean the following Liabilities only (to the extent not paid at or prior to the Closing):
     (a) in addition to the liabilities set forth in Section 2.5(b) below, all liabilities and obligations of Seller under the (i) Assumed Contracts and (ii) Permits that constitute Included Assets, in each case, to the extent relating to and arising after the period commencing on or after the Closing Date;

     (b) all cure amounts owing under any of the Assumed Contracts as of the Closing Date which the Bankruptcy Court may order to be paid as a condition to Seller’s assignment to Purchaser of any Assumed Contracts (collectively, the “Cure Costs”); provided, however, that Purchaser shall have the right to amend Schedule 2.1(a) anytime prior to the Closing Date to include one or more Contracts to the list of Assumed Contracts subject to (i) Purchaser agreeing to pay such amount(s), if any, as agreed to between Purchaser and the non-debtor contract party to cure defaults under Section 365(b) of the Bankruptcy Code or (ii) in the event that the Purchaser and such non-debtor contract party cannot agree upon such cure amount, then Purchaser agreeing to pay the cure amount(s), if any, as determined by order of the Bankruptcy Court following a hearing to address the disputed cure claim; providing further however that, in the event that there is a dispute and the Bankruptcy Court determines that the required cure cost is higher than Purchaser otherwise agrees to pay as a cure cost, then such Contract shall be excluded from the list of Assumed Contracts;
     (c) all liabilities and obligations relating to and arising from the Included Assets or the operation of the Business, but only to the extent relating to and arising after the period commencing on or after the Closing Date and the Purchaser’s operation of the Business post-Closing; and
     (d) Taxes relating to the Business or the Included Assets to the extent relating to and arising after the period commencing on or after the Closing Date.
     Section 2.6. Excluded Liabilities(a) . Notwithstanding anything in this Agreement to the contrary, neither Purchaser nor any Affiliate of Purchaser shall assume, and shall not be deemed to have assumed, any Liabilities of Seller other than the Assumed Liabilities (all such other Liabilities, the “Excluded Liabilities”).
     Section 2.7. Procedures for Assumption of Agreements. (a) Subject to the terms and conditions of this Agreement and the entry of the Sale Order, at the Closing and pursuant to Section 365 of the Bankruptcy Code, Seller shall assume and assign to Purchaser the Assumed Contracts, subject to provision of adequate assurance as may be required under Section 365 of the Bankruptcy Code.
     (a) Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer and shall not effect the assignment or transfer of any Included Asset if (a) an attempted assignment thereof, without the approval, authorization or consent of, or granting or issuance of any license or permit by, any third party thereto (each such action, a “Necessary Consent”), would constitute a breach thereof or in any way adversely affect the rights of Purchaser thereunder and (b) the Bankruptcy Court shall not have entered an Order providing that such Necessary Consent is not required under applicable Law. In such event, Seller will use their best efforts to obtain the Necessary Consents, at their cost and expense, with respect to any such Included Asset or any claim or right or any benefit arising thereunder for the assignment thereof to Purchaser as Purchaser may reasonably request. To the extent that Seller cannot obtain such Necessary Consent prior to Closing, Purchaser shall have the right, but not the obligation, to designate such Included Asset as an “Excluded Asset” hereunder, with a corresponding reduction in Cash Purchase Price as mutually agreed upon by the Parties, in which event (and only in which event) such Consent shall not be deemed a Necessary Consent for purposes of the condition set forth in Section 6.1(e). Once Consent for the sale, transfer, assignment, conveyance or delivery of any such asset not sold, transferred, assigned, conveyed or delivered at the Closing is obtained, Seller shall promptly transfer, assign, convey and deliver such asset to Purchaser at no additional cost, other than remittance of an amount equal to the reduction in Cash Purchase Price applicable to such asset. Except as otherwise expressly provided in this Section 2.7(a), the condition set forth in Section 6.1(e) shall apply to all Necessary Consents.
     (b) At the Closing, Seller shall assume and assign to Purchaser the Assumed Contracts pursuant to Section 365 of the Bankruptcy Code and the Sale Order, subject to provision of adequate assurance as may be required under Section 365 of the Bankruptcy Code and payment of the Cure Costs in respect of the Assumed Contracts. All Cure Costs in respect of Assumed Contracts shall be borne by Purchaser.
     (c) If following the Closing, Seller receives or becomes aware that it holds any asset, property or right which constitutes an Included Asset, then Seller shall transfer such asset, property or right to Purchaser as promptly as practicable for no additional consideration.
     (d) If following the Closing, Purchaser receives or becomes aware that it holds any asset, property or right which constitutes an Excluded Asset, then Purchaser shall transfer such asset, property or right to Seller as promptly as practicable for no additional consideration.
     Section 2.8. Purchase Price Deposit and Escrow Amount.
     (a) Seller and Purchaser have on the date hereof entered into the Escrow Agreement, and Purchaser has deposited with the Escrow Holder, by wire transfer of immediately available funds, as an earnest good-faith money deposit and security for the performance of Purchaser’s obligations under this Agreement, an amount equal to $100,000 (the “Purchase Price Deposit”). As additional security for the performance of Purchaser’s obligations under this Agreement, the Purchaser shall deposit with the Escrow Holder, by wire transfer of immediately available funds, on or before November 30, 2011, an amount equal to $300,000 as follows: $100,000 on or before September 30, 2011, $100,000 on or before October 31, 2011 and $100,000 on or before November 30, 2011 (the “Escrow Amount”). The Purchase Price Deposit and the Escrow Amount shall be held by the Escrow Holder in a segregated escrow account in accordance with the terms and conditions of the Escrow Agreement and this Agreement. The parties shall bear equally the fees and costs of the Escrow Holder.
     (b) At the Closing, the Purchase Price Deposit (and interest thereon accrued, if any) and the Escrow Amount shall be credited and applied toward the Cash Purchase Price.
     Section 2.9. Purchase Price Allocation. The Purchase Price (and all other capitalizable costs) will be allocated for Tax purposes (the “Allocation”) among the Included Assets in accordance with Schedule 2.9 and with IRC Section 1060 as mutually agreed upon by Purchaser and Seller. Purchaser shall submit a proposed allocation to Seller not more than thirty (30) days after the Closing and such proposed allocation shall be subject to consent from Seller, which consent shall not be unreasonably withheld so long as such allocation is in accordance with the specifications set forth on Schedule 2.9. Seller shall have thirty (30) days from notice of such proposed allocation to object thereto. Any such objection shall be made by notice and shall specify, in reasonable detail, the specific areas of Seller’s disagreement with Purchaser’s proposed allocation and the reasons therefor. Any items of Purchaser’s proposed allocation that Seller does not timely object to in accordance with the preceding sentence shall be deemed final and shall be binding upon the Parties. The Parties shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the agreed upon Allocation. No Party hereto shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with the Allocation unless required to do so by applicable Law.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
     Purchaser hereby acknowledges and agrees that, except as otherwise expressly provided herein, Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Included Assets. As of the date hereof and as of September 30, 2011 (the “Bring-Down Date”), Seller represents and warrants to Purchaser as follows:
     Section 3.1. Corporate Status. Seller is duly organized and validly existing under the laws of its jurisdiction of organization. Seller has all requisite corporate power and authority to own, lease, develop and operate the Included Assets and to carry on its business as now being conducted (subject to the provisions of the Bankruptcy Code and Orders of the Bankruptcy Court).
     Section 3.2. Power and Authority. Subject, in the case of the obligation to carry out the Transaction, to the entry of the Sale Order, Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to the entry of the Sale Order, the execution, delivery and performance by Seller of this Agreement and the consummation of the Transaction have been duly and validly authorized by all requisite corporate action on the part of Seller and no other proceeding on the part of Seller is necessary to authorize this Agreement and to consummate the Transaction.
     Section 3.3. Conflicts Under Constituent Documents or Laws. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller’s certificate or articles of incorporation or by-laws, or of any statute or administrative regulation, or of any Order, writ, injunction, judgment or decree of any court or Governmental Authority or of any arbitration award to which Seller is a party or by which Seller is bound, in each case, subject to the effect of applicable bankruptcy Law and the Sale Order.
     Section 3.4. Consents. Except as set forth on Schedule 3.4, the execution, delivery and performance by Seller of this Agreement does not, and the consummation by Seller of the Transaction will not require Seller to make any filing with or give notice to, or obtain any Consent from, any Governmental Authority or other third party, other than the Sale Order.
     Section 3.5. Included Assets. Except as disclosed in Schedule 3.5, Seller has good, valid and marketable title to the Included Assets, free and clear of all Encumbrances, except for

Permitted Encumbrances and those Encumbrances that will be removed, released or otherwise rendered unenforceable at or prior to the Bring-Down Date. Upon the sale of the Included Assets on the Closing Date, Purchaser, or its assignee, pursuant to the Sale Order, shall be the owner thereof and hold good, valid and marketable title thereto, free and clear of all Encumbrances (other than Permitted Encumbrances), to the maximum extent permitted under Sections 105 and 363 of the Bankruptcy Code and other applicable Law. The Included Assets, collectively, constitute all of the assets, property, rights and systems of Seller used or held for use in, necessary for or otherwise relating to the conduct or operation of the Business, and are sufficient for the continued conduct of the Business after the Bring-Down Date in the same manner as the Business has been conducted in the Ordinary Course.
     Section 3.6. Intellectual Property Rights. Schedule 3.6 sets forth a complete and accurate list of all of Seller’s Marks, Patents and Copyrights, Internet domain name registrations and licenses of rights in computer software (other than “off the shelf” shrink wrap software), Marks, Patents and Copyrights, whether to or by Seller, Seller is the exclusive owner of the Intellectual Property Rights free and clear of any Encumbrances (other than Permitted Encumbrances).
     Section 3.7. Employee Matters. Schedule 3.7 sets forth a complete and accurate list of the names and current annual base compensation rates of all permanent salaried and hourly employees currently employed in connection with the operation of the Business as of September 16, 2011 (the “Seller Employees”).
     Section 3.8. Brokers. No person has acted as a broker on behalf of Seller in connection with the consummation of the Transaction, and Seller has not incurred or become liable for any broker’s commission or finder’s fee which would or may become payable by Purchaser relating to or in connection with the Transaction, and Seller shall indemnify and hold Purchaser harmless from and against any liability with respect to any and all such commissions and fees.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     As of the date hereof and as of the Bring-Down Date, Purchaser represents and warrants to Seller as follows:
     Section 4.1. Corporate Status. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
     Section 4.2. Validity. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder (subject, in the case of the obligation to carry out the Transaction, to the entry of the Sale Order). The execution, delivery and performance by Purchaser of this Agreement and the consummation of the Transaction have been duly and validly authorized by all requisite corporate action on the part of Purchaser, and no other corporate proceeding on the part of Purchaser is necessary to authorize this Agreement and to consummate the Transaction. This Agreement has been duly and validly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by all parties hereto and thereto other than Purchaser) constitutes (or will constitute) valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms (subject, in the case of the obligation to carry out the Transaction, to the entry of the Sale Order).
     Section 4.3. Consents. The execution, delivery and performance by Purchaser of this Agreement does not, and the consummation by Purchaser of the Transaction will not require Purchaser to make any filing with or give notice to, or obtain any Consent from, any Governmental Authority, other than the Sale Order.
     Section 4.4. Broker Fees. Purchaser has not incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Transaction that would be payable by Seller.
     Section 4.5. Resources. Purchaser has, and at the Closing, Purchaser will have, the resources and capabilities (financial or otherwise) to perform its obligations hereunder, including, without limitation, sufficient funds available to pay the Cash Purchase Price. Purchaser has not incurred any obligation, commitment, restriction or Liability of any kind that would materially impair Purchaser’s ability to use such funds to satisfy its payment and funding obligations under this Agreement.
     Section 4.6. Investigation. Purchaser acknowledges and affirms that it has completed its own independent investigation, analysis and evaluation of the Included Assets, that it has made such reviews and inspections of the Included Assets as it deems commercially reasonable, necessary and appropriate, and that in making its decision to enter into this Agreement and consummate the Transaction, it has relied on its own investigation, analysis, and evaluation with respect to all matters without reliance upon any express or implied representations or warranties other than those expressly set forth in this Agreement, upon which it has relied.
ARTICLE V
COVENANTS
     Section 5.1. Closing Documents. The Parties shall proceed diligently and in good faith to attempt to settle, on or before the Closing Date or such earlier date as may be expressly set forth herein, the contents of all Closing Documents to be executed and delivered by Seller and Purchaser.
     Section 5.2. Matters Requiring Notice.
     (a) Seller, on the one hand, and Purchaser, on the other hand, shall:
          (i) promptly notify the other of any written notice or other written communication received by Seller, in the case of Seller, or Purchaser, in the case of Purchaser, from any Person alleging that the Consent of such Person is or may be required in connection with the Transaction;

          (ii) promptly, and in no event later than the Closing, notify the other of any inaccuracy of any representation or warranty of such Party contained in this Agreement at any time that would make such representation or warranty false in any material respect; and
          (iii) promptly, and in no event later than the Closing, notify the other of any breach of any covenant or agreement of such Party contained in this Agreement at any time.
     (b) Notwithstanding anything to the contrary in this Agreement, delivery of any notice pursuant to Section 5.2(a) and any access to or provision of information (including pursuant to Section 5.4) shall not modify any of the representations, warranties, covenants or agreements of the Parties (or rights or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.
     Section 5.3. Supplement to Disclosure Schedules. From time to time prior to the Bring-Down Date, Seller shall have the right (but not the obligation) to propose to Purchaser any supplement or amendment to the Disclosure Schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”), and, upon receipt by Seller of written approval by Purchaser of such Schedule Supplement, each such Schedule Supplement shall be deemed to be incorporated into and to supplement and amend the Disclosure Schedules as of the Bring-Down Date; provided, however, that in the event such event, development or occurrence which is the subject of the Schedule Supplement constitutes or relates to something that has had a Material Adverse Effect, then Purchaser shall have the right to terminate this Agreement pursuant to Section 9.1(e); provided, further, that if Purchaser has the right to, but does not elect to terminate this Agreement within two (2) Business Days of its receipt of such Schedule Supplement, then Purchaser shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter under any of the conditions set forth in Section 6.1.
     Section 5.4. Access to Information/Confidentiality/Preservation of Books and Records.
     (a) From the Execution Date until the earlier of (i) termination of this Agreement and (ii) the Closing, Purchaser shall be entitled, through its Representatives (including their legal advisors and accountants), to make such investigation of Seller, the Included Assets and the Assumed Liabilities and such examination of the Books and Records as it reasonably requests and to make extracts and copies of such Books and Records. Any such investigation and examination shall be conducted during regular business hours upon reasonable advance notice in a manner that minimizes disruption to the business, operations and activities of Seller. Seller shall use their reasonable best efforts to cause their Representatives to cooperate with Purchaser and its Representatives in connection with such investigation and examination. Notwithstanding anything to the contrary contained herein, Purchaser shall not be entitled to access or examine any information which Seller reasonably determines (i) is protected by attorney-client privilege, work-product or any other similar privilege or doctrine or (ii) the disclosure of which is prohibited pursuant to any Contract or applicable Law.
     (b) From and after the Closing and for so long as the Seller Chapter 11 Case is pending or twelve (12) months after Closing, whichever period is shorter, Purchaser agrees to provide Seller with reasonable access to Books and Records (and allow Seller to make extracts and copies of such Books and Records during such access) solely in connection with the wind down of the Seller Chapter 11 Case or any other proceeding or action relating thereto or with respect to the Seller’s confirmation that Purchaser has not collected any accounts receivable that arose prior to September 30, 2011 at Seller’s sole cost and expense. Any such access shall be during regular business hours upon reasonable advance notice and in a manner that minimizes disruption to the business, operations and activities of Purchaser, including Purchaser’s operation of the Business. Notwithstanding anything to the contrary contained herein, Seller shall not be entitled to access or examine any information which Purchaser reasonably determines (i) includes trade secrets or other proprietary information, (ii) is protected by attorney-client privilege, work-product or any other similar privilege or doctrine, (iii) the disclosure of which is prohibited pursuant to any Contract or applicable Law, or (iv) includes customer names or pricing information.
     Section 5.5. Disclaimer of Additional Warranties. Purchaser hereby acknowledges and agrees that, except as set forth in Article III, Seller makes no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Included Assets (including, without limitation, income to be derived or expenses to be incurred in connection with the Included Assets, the physical condition of any personal property comprising a part of the Included Assets or which is the subject of any Assumed Contract, the environmental condition or other matter relating to the physical condition of any real property or improvements which are the subject of any Lease to be assumed by Purchaser at the Closing or any other real property or improvements comprising a part of the Included Assets, the zoning of any such real property or improvements, the value of the Included Assets (or any portion thereof), the transferability of Included Assets, the terms, amount, validity, collectability or enforceability of any Claim, Assumed Contract, the title to the Included Assets (or any portion thereof), or any other matter or thing relating to the Included Assets or any portion thereof). Without in any way limiting the foregoing, except as set forth in Article III Seller hereby disclaims any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Included Assets. Purchaser further acknowledges that Purchaser has conducted an independent inspection and investigation of the physical condition of all portions the property and all such other matters relating to or affecting the Included Assets as Purchaser deemed commercially reasonable, necessary and appropriate and that in proceeding with its acquisition of the Included Assets, Purchaser is doing so based solely upon such independent inspections and investigations. Accordingly, except only for the representations and warranties set forth in Article III (which do not survive the Bring-Down Date), Purchaser will accept the Included Assets at the Closing “AS IS, “WHERE IS,” and “WITH ALL FAULTS.” Without limiting the generality of the immediately foregoing, except for the representations and warranties specifically contained in Article III, Seller hereby expressly disclaims and negates any representation or warranty, express or implied, at common law, by statute, or otherwise, relating to the condition of the assets of Seller; it being the intention of the Parties that the Included Assets are to be accepted by Purchaser in their present condition and state of repair.
     Section 5.6. Required Approvals.
     (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Parties shall use reasonable best efforts to cooperate and take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable Legal Requirement) to consummate the Closing and the Transaction as promptly as practicable including, but not limited to the preparation and filing of all forms, registrations and notices required pursuant to any applicable Legal Requirement to be filed to consummate the Closing and the Transaction and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, Consents, releases, Orders, licenses, Permits, qualifications, exemptions or waivers by any third party or Governmental Authority.
     (b) The Parties shall use reasonable best efforts to take all reasonable steps as may be necessary to obtain an approval from, or to resolve any Legal Proceeding by, any Governmental Authority, whether by judicial or administrative action, challenging this Agreement or the consummation of the Transaction or the performance of obligations hereunder under any antitrust law.
     Section 5.7. Publicity. Except as required by applicable Legal Requirement, including any Order by the Bankruptcy Court in connection with any filings by Seller in any proceedings before the Bankruptcy Court or in connection with the Auction, Seller shall not (and shall cause its Representatives not to) issue any press release or make any public announcement concerning this Agreement or the Transaction without having (i) provided Purchaser at least two (2) Business Days to review and comment on such release or announcement and (ii) received Purchaser’s written consent to issue such press release or make such announcement which consent shall not be unreasonably withheld or delayed.
     Section 5.8. Certain Matters Relating to Seller Employees.
     (a) Prior to the Bring-Down Date, Purchaser will provide Seller with a list of employees to whom Purchaser will offer employment on such terms and conditions as Purchaser will determine. Any Seller Employee who accepts an offer of employment with the Purchaser and actually commences employment with the Purchaser on the Bring-Down Date is referred to herein as a “Seller Transferred Employee.” Seller shall be responsible for the provision and administration of any group health plan continuation coverage to which any employee or former employee (or spouse or dependent of any employee or former employee) of Seller is entitled (including, but not limited to, by reason of the Closing of the transactions contemplated by this Agreement) under Section 4980B of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder or any applicable state law providing for group health plan continuation coverage.
     (b) As of the Bring-Down Date, all Seller Transferred Employees will be deemed to have resigned their employment with Seller and will cease active participation in Seller’s or Seller’s Affiliate’s Employee Benefit Plans.
     (c) Neither Purchaser nor any Affiliate of Purchaser shall have any Liability whatsoever for any compensation or other obligations purported to be owing to Seller Employees by Seller, including any severance, separation pay, change of control payments or benefits, retention payments or any other payments or benefits arising in connection with the termination of such Seller Employee’s employment by Seller before, on or after the Bring-Down Date. Effective upon the Bring-Down Date, Seller hereby waives, for the benefit of Purchaser and its

Affiliates, any and all restrictions in any Employee Benefit Plan or Contract relating to (i) non-competition with Seller or (ii) maintenance of confidentiality of any information for the benefit of Seller, in each case, with or covering any Seller Transferred Employee.
     (d) Following the Bring-Down Date, Seller and Purchaser shall cooperate reasonably with each other to provide all necessary or appropriate documents, records, materials, accounting files and Tax information with respect to any Seller Transferred Employee.
     Section 5.9. Accounts Receivable. If Purchaser collects any Accounts Receivable, Purchaser shall remit such collected amounts to Seller upon receipt. Pursuant to this Agreement and the Operating Lease Agreement, Seller shall have rights to inspect the Books and Records of Purchaser for the purpose of auditing the remittance of Accounts Receivable.
     Section 5.10. Preservation of the Business and the Included Assets. Unless Purchaser otherwise consents, during the period prior to the Bring-Down Date, subject to the Orders and direction of the Bankruptcy Court, Seller shall, taking into account Seller’s financial situation and the current operating status of the Included Assets, use commercially reasonable efforts to maintain and preserve the Included Assets, except as otherwise may be appropriate in the operation of the Business.
ARTICLE VI
CONDITIONS TO CLOSING
     Section 6.1. Conditions for Purchaser. The obligation of Purchaser to consummate the Closing is subject to the satisfaction or waiver in writing by Purchaser, at or before the Closing, of each of the following conditions:
     (a) All of the covenants and agreements in Articles II, V, VI, VII and VIII of this Agreement to be complied with or performed by Seller on or before the Closing Date shall have been complied with and performed in all material respects (without giving effect to any limitation as to materiality set forth therein).
     (b) The representations and warranties of Seller shall be true and correct except as would not individually or in the aggregate constitute, or be reasonably likely to result in, a Material Adverse Effect (without giving effect to any limitation as to materiality set forth therein) as of the date of this Agreement and as of the Bring-Down Date as if made on the Bring-Down Date (except for any representation or warranty made as of a specified date prior to or as of the Bring-Down Date, which shall be true and correct in all respects except as would not individually or in the aggregate constitute, or be reasonably likely to result in, a Material Adverse Effect (without giving effect to any limitation as to materiality set forth therein) as of such specified date).
     (c) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any applicable Legal Requirement (including any Order) which is in effect and has the effect of making the Transaction illegal or otherwise restraining or prohibiting consummation of the Transaction and which is not satisfied or resolved or preempted by the Sale Order.
     (d) The Bankruptcy Court shall have entered the Sale Order.
     (e) All Necessary Consents shall have been obtained in form and substance satisfactory to Purchaser, and copies of all such Consents shall have been delivered by Seller to Purchaser.
     (f) Seller shall have assumed and assigned to Purchaser the Assumed Contracts for which Purchaser has provided adequate assurance of future performance under such Contracts pursuant to Section 365 of the Bankruptcy Code and the Sale Order.
     (g) During the period commencing on July 15, 2011 and ending on the Bring-Down Date, there shall not have been any theft, damage or destruction of a material portion of the Included Assets.
     (h) During the period commencing on July 15, 2011 and ending on the Bring-Down Date, there shall have been no change that has had a Material Adverse Effect on the Included Assets or the Business each considered as a whole, and Seller shall have delivered to Purchaser a certificate, dated as of the Bring-Down Date, executed on behalf of the Seller, by an authorized executive officer thereof, certifying in such detail as Purchaser may reasonably request that the conditions specified above have been fulfilled.
     (i) The Closing shall occur no later than the Outside Date.
     (j) The deliveries described in Section 7.2 shall have been made.
     (k) The Escrow Holder shall have released the Seller Escrowed Closing Documents in accordance with the Escrow Agreement.
     Section 6.2. Conditions for Seller. The obligations of Seller to consummate the Closing are subject to the satisfaction or waiver in writing by Seller, at or before the Closing, of each of the following conditions:
     (a) All of the covenants and agreements in this Agreement to be complied with or performed by Purchaser on or before the Closing Date shall have been complied with and performed in all material respects (without giving effect to any limitation as to materiality set forth therein).
     (b) The representations and warranties of Purchaser set forth in Article IV shall be true and correct in all material respects (without giving effect to any limitation as to materiality set forth therein), in each case, as of the date of this Agreement and as of the Bring-Down Date as if made on the Bring-Down Date (except for any representation or warranty made as of a specified date prior to or as of the Bring-Down Date, which shall be true and correct in all material respects (without giving effect to any limitation as to materiality set forth therein) as of such specified date).

     (c) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any applicable Legal Requirement (including any Order) which is in effect and has the effect of making the Transaction illegal or otherwise restraining or prohibiting consummation of the Transaction and which is not satisfied or resolved or preempted by the Sale Order.
     (d) The Bankruptcy Court shall have entered the Sale Order.
     (e) All requisite clearances or Consents by any Governmental Authority under any antitrust or trade regulation laws shall have been obtained.
     (f) The Closing shall occur no later than the Outside Date.
     (g) The deliveries described in Section 7.3 shall have been made.
     (h) The Escrow Holder shall have released the Purchase Price Deposit, the Escrow Amount and the Purchaser Escrowed Closing Documents in accordance with the Escrow Agreement.
ARTICLE VII
CLOSING
     Section 7.1. Closing Arrangements. The consummation of the Transaction (the “Closing”) shall take place at 10:00 a.m. within two (2) Business Days following the date on which all of the conditions set forth in Article VI have been satisfied or waived (other than any conditions that can only be satisfied as of the Closing, but subject to the satisfaction or waiver of such conditions); provided, however, that in the event all such conditions have been satisfied or waived (other than any conditions that can only be satisfied as of the Closing), the Closing shall take place no earlier than the date mutually agreed in writing by Seller and Purchaser and no later than two (2) Business Days following the Outside Date (the “Closing Date”), at the offices of Brown Rudnick LLP, at One Financial Center, Boston, MA, or at such other time or place as may be mutually agreed to by the Parties.
     Section 7.2. Seller’s Deliveries.
     (a) On or prior to the Bring-Down Date, Seller shall deliver or cause to be delivered the following items and documents to the Escrow Holder:
          (i) a certificate, undated, representing and certifying that the conditions set forth in Section 6.2 have been fulfilled, duly executed by Seller;
          (ii) the Bill of Sale, undated, duly executed by Seller;
          (iii) the Assignment and Assumption Agreement, undated, duly executed by Seller (collectively with the items described in Section 7.2(a)(i)-(iv), the “Seller Escrowed Closing Documents”); and
          (iv) the Escrow Agreement, duly executed by Seller.

     (b) On or prior to the Bring-Down Date, Seller shall deliver or cause to be delivered the following items and documents to Purchaser:
          (i) the Escrow Agreement, duly executed by Seller; and
          (ii) the Operating Lease Agreement, duly executed by Seller.
     (c) On or prior to the Closing Date, Seller shall deliver or cause to be delivered the following items and documents to Purchaser:
          (i) a certified copy of the Sale Order;
          (ii) right to possession of Included Assets including keys, locks, safe combinations, passwords, access codes and any items otherwise required to obtain immediate control of the Included Assets; and
          (iii) if required by the Escrow Agreement, escrow instructions, instructing disbursement at the Closing of the Purchase Price Deposit and the Escrow Amount, and the insertion of the Closing Date by the Escrow Holder on the Seller Escrowed Closing Documents.
     Section 7.3. Purchaser’s Deliveries.
     (a) On or before the Bring-Down Date, Purchaser shall deliver or cause to be delivered the Purchase Price and the following items and documents to the Escrow Holder:
          (i) in accordance with the Escrow Agreement, the Purchase Price Deposit and the Escrow Amount, by wire transfer of immediately available funds;
          (ii) a certificate, undated, representing and certifying that the conditions set forth in Section 6.1 have been fulfilled, duly executed by Purchaser;
          (iii) the Bill of Sale, undated, duly executed by Purchaser;
          (iv) the Assignment and Assumption Agreement, undated, duly executed by Purchaser;
          (v) an incumbency and specimen signature certificate with respect to the officers of Purchaser executing this Agreement and the other documents to be executed in connection with the transactions contemplated by this Agreement (collectively with the items described in Section 7.3(a)(ii)-(vi), the “Purchaser Escrowed Closing Documents” and, along with the Seller Escrowed Closing Documents, the “Escrowed Closing Documents”); and
          (vi) the Escrow Agreement, duly executed by Purchaser.
     (b) On or prior to the Bring-Down Date, Purchaser shall deliver or cause to be delivered the following items and documents to Seller:
          (i) the Escrow Agreement, duly executed by Purchaser; and

          (ii) the Operating Lease Agreement, duly executed by Purchaser.
     (c) On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered the following items and documents to Seller:
          (i) the Cash Purchase Price, less the Escrow Amount and the Purchase Price Deposit; and
          (ii) if required by the Escrow Agreement, escrow instructions, instructing disbursement at the Closing of the Purchase Price Deposit and the Escrow Amount, and the insertion of the Closing Date by the Escrow Holder on the Purchaser Escrowed Closing Documents.
     Section 7.4. Tax Matters.
     (a) In accordance with Section 1146(a) of the Bankruptcy Code, the making or delivery of any instrument or transfer, including the filing of any deed or other document of transfer to evidence, effectuate or perfect the right, title and interest contemplated by this Agreement, shall be in contemplation of a plan of reorganization to be confirmed in the Seller Chapter 11 Case, and such shall be free and clear of any and all transfer tax, stamp tax or similar taxes (collectively, the “Transfer Taxes”). Such instrument, order and agreement transferring the Included Assets to the Purchaser, shall contain the following endorsement:
“Because this instrument has been authorized pursuant to an order of the United States Bankruptcy Court for the District of Massachusetts, in contemplation of a plan of reorganization of the Debtor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. §1146(a).”
Notwithstanding the foregoing, in the event any Transfer Tax or similar taxes are payable hereunder to a U.S. Governmental Authority, such Transfer Taxes shall be borne by Purchaser.
     (b) Purchaser and Seller shall furnish or cause to be furnished to each other, as promptly as reasonably practicable, such information in their possession and assistance relating to the Included Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, Claim for refund or other filings relating to Tax matters, or in connection with any Tax audit or other Tax proceeding.
ARTICLE VIII
BANKRUPTCY COURT APPROVAL
     Section 8.1. Sale Process. On or before the Bring-Down Date, Seller shall use its reasonable best efforts to obtain entry by the Bankruptcy Court of the Sale Order authorizing Closing on or prior to two (2) days after the Outside Date.
     Section 8.2. Certain Bankruptcy Undertakings. Without limiting the other obligations of the parties hereunder, each of Seller and Purchaser agrees to use reasonable best efforts to do such further acts and things and to execute and deliver such additional agreements and instruments as may reasonably be required to consummate, evidence, confirm or obtain Bankruptcy Court approval of the sale of the Included Assets or any other agreement contemplated hereby and to consummate the Transaction. Purchaser shall provide reasonable adequate assurances as required under the Bankruptcy Code with respect to any Assumed Contracts along with payment of all Cure Costs due thereunder. In the event the Sale Order is appealed, Seller and Purchaser shall use their respective reasonable efforts to defend such appeal.
ARTICLE IX
TERMINATION OF AGREEMENT
     Section 9.1. Termination. This Agreement may be terminated at any time prior to the Closing:
     (a) by mutual written Consent of Seller and Purchaser;
     (b) by Seller or Purchaser, if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action, in each case, having the effect of permanently making the Transaction illegal or otherwise permanently restraining or prohibiting consummation of the Transaction;
     (c) by either Party, if the Closing has not occurred on or prior to two (2) Business Days following the Outside Date, provided that the failure of the Closing to occur on or prior to the Outside Date is not a result of such Party’s failure to satisfy the conditions to the Closing contained in this Agreement on or before the Outside Date or the failure of the Purchase Price Deposit, the Escrow Amount or Escrowed Closing Documents to be released by the Escrow Holder in accordance with the Escrow Agreement;
     (d) by Seller, in the event of any inaccuracy in any of Purchaser’s representations or warranties contained in this Agreement or any breach of any of Purchaser’s covenants or agreements contained in this Agreement which, individually or in the aggregate with all other such inaccuracies and breaches, (i) would result in a failure of a condition set forth in Section 6.2, and (ii) is either incapable of being cured or, if capable of being cured, is not cured in all material respects within ten (10) calendar days after written notice thereof;
     (e) by Purchaser, in the event of any inaccuracy in any of Seller’s representations or warranties contained in this Agreement or any breach of any of Seller’s covenants or agreements contained in this Agreement which, individually or in the aggregate with all other such inaccuracies and breaches, (i) would result in a failure of a condition set forth in Section 6.1, and (ii) is either incapable of being cured or, if capable of being cured, is not cured in all material respects within ten (10) calendar days after written notice thereof;
     (f) by Seller or Purchaser, if the Sale Order shall not have been entered by 5:00 p.m. prevailing Eastern time on September 30, 2011; or
     (g) by Seller or Purchaser, if the Seller Chapter 11 Case shall be converted into a case under Chapter 7 of the Bankruptcy Code or dismissed.

     Section 9.2. Purchase Price Deposit and Escrow Amount. (a) If this Agreement is terminated pursuant to Section 9.1 and Purchaser is not in material breach of this Agreement at the time of termination, then the Purchase Price Deposit and the Escrow Amount shall be returned to Purchaser within two (2) Business Days of such termination.
     (a) If this Agreement is terminated pursuant to Section 9.1 and Purchaser is in material breach of this Agreement at the time of termination, then the Purchase Price Deposit and the Escrow Amount shall be disbursed to Seller (it being understood and agreed that disbursement of the Purchase Price Deposit and the Escrow Amount to Seller shall not be liquidated damages and Seller shall have all other rights and remedies contained herein and available to them at law or in equity).
     (b) Purchaser and Seller hereby acknowledge that the terms of this Agreement pertaining to the Purchase Price Deposit and the Escrow Amount shall survive the termination of this Agreement.
     Section 9.3. Certain Effects of Termination. In the event of the termination of this Agreement by either Seller or Purchaser as provided in Section 9.1: (a) a Party, if so requested by the other Party, will return promptly every document furnished to it by the requesting Party or its Representatives in connection with the Transaction, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will cause its Representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; and (b) the Confidentiality Agreement shall remain in effect.
     Section 9.4. Remedies. Notwithstanding any termination right granted in Section 9.1, in the event of the non-fulfillment of any condition to a Party’s closing obligations such Party may elect to do one of the following:
     (a) proceed to close despite the non-fulfillment of any closing condition (to the extent legally permissible), it being understood that consummation of the Closing by such party shall be deemed a waiver of each breach of any representation, warranty or covenant of the other party and of such party’s rights and remedies with respect thereto;
     (b) decline to close, terminate this Agreement as permitted by Section 9.1 above, receive the Purchase Price Deposit,and the Escrow Amount (to the extent set forth in Section 9.2) and thereafter seek monetary damages to the extent permitted in Section 9.5; or
     (c) seek specific performance by the other Party hereto of such other Party’s obligations hereunder which it has failed to perform so that Closing may proceed (it being acknowledged and agreed that the non-breaching Party would be damaged irreparably, the remedies available at law to the non-breaching Party would be inadequate, and the performance of such other Party’s obligations under this Agreement may be specifically enforced).
     Upon termination of this Agreement pursuant to Section 9.1, the Seller shall have the right to immediately terminate the Operating Lease Agreement in accordance with the terms of the Operating Lease Agreement.

     Section 9.5. Right to Monetary Damages.
     (a) If this Agreement is terminated pursuant to Section 9.1, neither Party hereto shall have any claim for monetary damages against the other, except (a) if the circumstances giving rise to such termination were caused by the other Party’s material breach of this Agreement, in which event a termination pursuant to Section 9.1 shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said Party, and said Party shall also be entitled to recover its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys’ fees) and (b) for the payment of the Purchase Price Deposit,and the Escrow Amount (as provided in Section 9.2). NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE OBLIGATED TO THE OTHER PARTY OR ANY OTHER PERSON IN CONNECTION WITH ANY BREACH OR TERMINATION OF THIS AGREEMENT FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR LOSSES, INCLUDING LOST PROFITS AND REVENUE.
     (b) If the Closing does not occur on or prior to the Outside Date due to a material breach of this Agreement by the Purchaser, including but not limited to Purchaser’s obligation to pay the portion of the Cash Purchase Price due at Closing pursuant to the terms of this Agreement, or due to a delay of the release by the Escrow Holder of the Purchase Price Deposit, Escrow Amount or any Escrowed Closing Documents, which delay was caused solely by the Purchaser in breach of this Agreement or the Escrow Agreement, in addition to all other remedies to Seller hereunder, Purchaser shall pay to Seller as liquidated damages an amount equal to one percent (1%) of the Cash Purchase Price. The Parties acknowledge and agree that actual damages, costs or expenses of any such delay would be difficult to ascertain and that the liquidated damages provided for pursuant to this Section 9.5(b) are a fair and equitable amount to reimburse Seller for damages sustained due to the Purchaser’s material breach of its obligations hereunder and are not a penalty.
ARTICLE X
MISCELLANEOUS
     Section 10.1. Survival. The representations and warranties of the Parties in this Agreement shall not survive the Closing. Except as otherwise expressly provided in this Agreement, the agreements and covenants of the Parties shall survive the Closing and remain in full force and effect without time limit in accordance with the terms thereof.
     Accordingly, for clarification purposes, it is acknowledged, understood and agreed by the Parties that Seller shall not have any liability or other obligation following the Closing with respect to any breach by Seller or claimed breach by Seller of (a) any representations or warranties contained in this Agreement or any of the documents or instruments delivered or entered into by Seller in connection with this Agreement or (b) any of Seller’s covenants and agreements contained in this Agreement or any of the documents or instruments delivered or entered into by Seller in connection with this Agreement that do not by their terms extend beyond the Closing. Notwithstanding anything expressed or implied herein to the contrary, the parties acknowledge and agree that (1) Purchaser shall be solely responsible for the ownership of the Included Assets from and after the Closing Date, the operation of the Business from and after the Closing Date, and acts or omissions of Purchaser with respect thereto, and (2) Seller shall have no responsibility or obligation with respect to, or arising out of, any of the foregoing.
     Section 10.2. Relationship of the Parties. Nothing in this Agreement shall be construed so as to make Purchaser or any Affiliate of Purchaser a partner of Seller.
     Section 10.3. Amendment of Agreement. This Agreement may not be supplemented, modified or amended except by a written agreement executed by each Party.
     Section 10.4. Notices. Any Notice shall be in writing and shall be deemed to have been duly given or made when personally delivered, sent by facsimile or when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed or directed as follows, or as may be furnished hereafter by notice, in writing, to the other Party on at least three (3) Business Days’ prior notice, to the following Parties:
(a)	If to Purchaser, to:

LPHC Acquisition Partners LLC P.O. Box 472 Weston, MA 02493 E-Mail: lphcacquisitionpartners@gmail.com with a copy (which shall not constitute notice) given in like manner to:

Seegel Lipshutz & Wilchins LLP 20 William Street, Suite 130 Wellesley, MA 02481 Attention: Henry E. Knoblock III, Esq. Facsimile: (781) 235-2333 E-Mail: hknoblock@slwllp.com

(b)	If to Seller, to:

CRG Partners Group LLC Two Atlantic Avenue Boston, MA 02110 Attention: Stephen S. Gray Facsimile: (617) 482-9804 E-Mail: stephen.gray@crgpartners.com with a copy (which shall not constitute notice) given in like manner to:

Brown Rudnick LLP One Financial Center Boston, MA 02111 Attention: William R. Baldiga, Esq.

Facsimile: (617) 856-8201 E-Mail: wbaldiga@brownrudnick.com
     Any Notice which is delivered or is sent by facsimile shall be deemed to have been validly and effectively given and received on the date it is delivered or sent, unless it is delivered or sent after 5:00 p.m. on any given day or on a day which is not a Business Day, in which case it shall be deemed to have been validly and effectively given and received on the Business Day next following the day it was delivered or sent, provided that, in the case of a Notice sent by facsimile, it shall not be deemed to have been sent unless there has been confirmation of transmission.
     Section 10.5. Fees and Expenses. The Parties agree that, except as otherwise expressly provided in this Agreement, each Party shall bear and pay all costs, fees and expenses that it incurs, or which may be incurred on its behalf, in connection with this Agreement and the Transaction.
     Section 10.6. Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the internal laws of the Commonwealth of Massachusetts, without giving effect to any principles of conflicts of law. Without limiting any Party’s right to appeal any Order of the Bankruptcy Court, the Parties agree that if any dispute arises out of or in connection with this Agreement or any of the documents executed hereunder or in connection herewith, the Bankruptcy Court shall have exclusive personal and subject matter jurisdiction and shall be the exclusive venue to resolve any and all disputes relating to the Transaction. Such court shall have sole jurisdiction over such matters and the Parties affected thereby and Purchaser and Seller each hereby Consent and submit to such jurisdiction; provided, however, that if the Seller Chapter 11 Case has closed and cannot be reopened, the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the district in which the Bankruptcy Court is located and any appellate court thereof, for the resolution of any such Claim or dispute. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event any such action, suit or proceeding is commenced, the Parties hereby agree and Consent that service of process may be made, and personal jurisdiction over any Party hereto in any such action, suit or proceeding may be obtained, by service of a copy of the summons, complaint and other pleadings required to commence such action, suit or proceeding upon the Party at the address of such Party set forth in Section 10.4 hereof, unless another address has been designated by such Party in a Notice given to the other Parties in accordance with the provisions of Section 10.4 hereof.
     Section 10.7. Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO THIS AGREEMENT OR ANY

AGREEMENTS CONTEMPLATED HEREIN OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     Section 10.8. Further Assurances. Subject to the other provisions of this Agreement and to applicable Law, each of the Parties hereto agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be reasonably requested by any other Party in order to carry out the intent and purpose of this Agreement, without additional consideration.
     Section 10.9. Entire Agreement. Except as set forth herein, this Agreement, the Operating Lease Agreement, the Escrow Agreement and the Confidentiality Agreement constitute the full and entire agreement between the Parties hereto pertaining to the Transaction and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, with respect thereto made by any Party.
     Section 10.10. Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall any waiver constitute a continuing waiver unless otherwise expressed or provided. All waivers hereunder must be in writing to be effective.
     Section 10.11. Assignment. Neither the rights nor the obligations of either Party may be assigned or delegated, whether by operation of Law or otherwise, without the prior written Consent of the other Party.
     Section 10.12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
     Section 10.13. No Third Party Beneficiaries. Nothing in this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the Parties hereto.
     Section 10.14. Severability of Provisions. Any provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any of the provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, provided in all cases that neither the economic nor legal substance of this Agreement is affected by the operation of this sentence in any manner materially adverse to any Parties. Upon any such determination that any provision of this Agreement is invalid or unenforceable, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the Parties.
     Section 10.15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof, and all of which shall constitute a single agreement effective as of the Execution Date. Any delivery of an executed counterpart of this

Agreement by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.
     Section 10.16. Specific Performance. Notwithstanding anything else contained herein, the Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties hereto shall be entitled to specific performance of the terms hereof (without the posting of any bond), in addition to any other remedy at law or equity.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties hereto have caused this Asset Purchase Agreement to be executed as of the day and year first above written.

SELLER:

LOCATEPLUS HOLDINGS CORPORATION,
a Delaware corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

EMPLOYMENT SCREENING PROFILES, INC.,
a Florida corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

WORLDWIDE INFORMATION, INC.,
a Delaware corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

PURCHASER:

LPHC ACQUISITION PARTNERS LLC,
a Delaware limited liability company

By:

Name:
Title:

EXHIBITS
Exhibit A — Assignment and Assumption Agreement
Exhibit B — [INTENTIONALLY BLANK]
Exhibit C — Bill of Sale
Exhibit D — Operating Lease Agreement
Exhibit E — [INTENTIONALLY BLANK]
Exhibit F — [INTENTIONALLY BLANK]
Exhibit G — Escrow Agreement
SCHEDULES
Schedule 1.2 — Definitions
Schedule 2.1(a) — Assumed Contracts
Schedule 2.1(b) — Equipment
Schedule 2.1(c) — Software
Schedule 2.2(q) — Additional Excluded Assets
Schedule 2.4 — Satisfied Claims
Schedule 2.9 — Purchase Price Allocation
Schedule A — Permitted Encumbrances
DISCLOSURE SCHEDULES
Schedule 3.4 — Consents
Schedule 3.5 — Title to Included Assets
Schedule 3.6 — Marks, Patents and Copyrights
Schedule 3.7 — Seller Employees

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EXHIBIT A
ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT
          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made, executed and delivered as of September 30, 2011 by and between LocatePLUS Holdings Corporation, a Delaware corporation, Employment Screening Profiles, Inc., a Florida corporation, and Worldwide Information, Inc., a Delaware corporation (“Seller”), and LPHC Acquisition Partners LLC, a Delaware limited liability company (“Purchaser”).
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of September 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between Seller and Purchaser, Seller has agreed to sell, convey, assign, transfer and deliver all of its right, title and interest in the Included Assets (as defined in the Purchase Agreement) to Purchaser, and Purchaser has agreed to purchase and acquire such Included Assets from Seller, in accordance with Sections 105, 363, and 365 of the Bankruptcy Code, and all as more fully described in the Purchase Agreement.
          WHEREAS, the terms and conditions of the Purchase Agreement were approved by an Order authorizing the sale of assets entered by the United States Bankruptcy Court for the District of Massachusetts on __________, 2011 (the “Sale Order”). Among other things, the Sale Order authorized, subject to the Assignment Procedures approved in the Bidding Procedures Order, Seller to assign, and Purchaser to assume, all of the Assumed Contracts pursuant to Sections 365(b), (c), and (f) of the Bankruptcy Code.
          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms that are used but not defined in this Assignment and Assumption Agreement shall have the meaning ascribed to such terms in the Purchase Agreement.
          2. Assignment. Except as set forth in Section 3 below and subject to the terms and conditions of the Purchase Agreement, Seller does hereby sell, convey, assign, transfer and deliver to Purchaser all of Seller’s right, title and interest in, to and under all of the Included Assets, free and clear of all Encumbrances (other than Permitted Encumbrances and Assumed Liabilities) pursuant to Sections 105, 363, and 365 of the Bankruptcy Code.
          3. Excluded Assets. Notwithstanding anything herein to the contrary, the Excluded Assets are specifically excluded from the Included Assets and shall be retained by Seller at and following the Closing Date.
          4. Assumption. Purchaser hereby assumes and agrees to pay when due, perform and discharge, in due course, the Assumed Liabilities, as and only to the extent expressly provided in the Purchase Agreement.

          5. Excluded Liabilities. Purchaser shall not assume or be obligated to pay, perform or otherwise discharge any Excluded Liabilities, which shall remain the sole obligation and responsibility of Seller.
          6. No Third Party Beneficiaries. Nothing in this Assignment and Assumption Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Assignment and Assumption Agreement.
          7. Binding Effect; Assignment. This Assignment and Assumption Agreement shall be binding upon and inure solely to the benefit of Purchaser and Seller and their respective successors (whether by operation of Law or otherwise) and permitted assigns. For the avoidance of doubt, Purchaser may assign all or any portion of its rights and obligations hereunder to one or more Affiliates of Purchaser.
          8. Governing Law. This Assignment and Assumption Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent that such laws are superseded by the Bankruptcy Code.
          9. Construction. This Assignment and Assumption Agreement is delivered pursuant to and is subject to the Purchase Agreement. In the event of any conflict between the terms of the Purchase Agreement and the terms of this Assignment and Assumption Agreement, the terms of the Purchase Agreement shall prevail.
          10. Notices. All notices and other communications hereunder shall be made in accordance with Section 10.4 of the Purchase Agreement.
          11. Counterparts. This Assignment and Assumption Agreement may be executed in any number of counterparts and by facsimile (or by other electronic means), each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile copy shall be a sufficient proof of signature, without it being necessary to produce the original copy.
[Signature page follows]

     IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been duly executed and delivered by a duly authorized officer of Purchaser and Seller as of the date first above written.

SELLER:

LOCATEPLUS HOLDINGS CORPORATION,
a Delaware corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

EMPLOYMENT SCREENING PROFILES, INC.,
a Florida corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

WORLDWIDE INFORMATION, INC.,
a Delaware corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

PURCHASER:

LPHC ACQUISITION PARTNERS LLC

By:

Name:
Title:

EXHIBIT B
INTENTIONALLY BLANK

EXHIBIT C
BILL OF SALE

BILL OF SALE
          THIS BILL OF SALE is made, executed and delivered as of September 30, 2011, by and between LocatePLUS Holdings Corporation, a Delaware corporation, Employment Screening Profiles, Inc., a Florida corporation, and Worldwide Information, Inc., a Delaware corporation (“Seller”), and LPHC Acquisition Partners LLC, a Delaware limited liability company (“Purchaser”).
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of September 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and between Seller and Purchaser, Seller has agreed to sell, convey, assign, transfer and deliver all of its right, title and interest in, to and under the Included Assets (as defined in the Purchase Agreement) to Purchaser, and Purchaser has agreed to purchase and acquire such Included Assets from Seller, all as more fully described in the Purchase Agreement.
          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms that are used but not defined in this Bill of Sale shall have the meaning ascribed to such terms in the Purchase Agreement.
          2. Conveyance. Seller hereby sells, conveys, assigns, transfers and delivers to Purchaser all of its right, title and interest in and to all of the Included Assets, free and clear of all Encumbrances (other than Permitted Encumbrances and Assumed Liabilities), to have and to hold such Included Assets to and for Purchaser’s use forever.
          3. Appointment. Seller hereby constitutes and appoints Purchaser, and its successors and assigns, as Seller’s true and lawful attorney, with full power of substitution, in Seller’s name and stead, by, on behalf of and for the benefit of Purchaser, and its successors and assigns, to demand and receive any and all of the Included Assets transferred hereunder and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute, at the expense and for the benefit of Purchaser, and its successors and assigns, any and all proceedings at law, in equity or otherwise, which Purchaser, and its successors or assigns, may deem proper for the collection or reduction to possession of any of the Included Assets transferred hereunder or for the collection and enforcement of any claim or right of any kind hereby sold, assigned, conveyed, transferred and delivered, and to do all acts and things in relation to the Included Assets transferred hereunder that Purchaser, and its successors or assigns, shall deem desirable.
          4. No Third Party Beneficiaries. Nothing in this Bill of Sale, express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Bill of Sale.
          5. Binding Effect; Assignment. This Bill of Sale shall be binding upon and inure solely to the benefit of Purchaser and Seller and their respective successors (whether by operation of Law or otherwise) and permitted assigns. For the avoidance of doubt, Purchaser may assign all or any portion of its rights and obligations hereunder to one or more Affiliates of Purchaser.
          6. Governing Law. This Bill of Sale shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent that such laws are superseded by the Bankruptcy Code.
          7. Construction. This Bill of Sale is delivered pursuant to and is subject to the Purchase Agreement. In the event of any conflict between the terms of the Purchase Agreement and the terms of this Bill of Sale, the terms of the Purchase Agreement shall prevail.
          8. Notices. All notices and other communications hereunder shall be made in accordance with Section 10.4 of the Purchase Agreement.
          9. Counterparts. This Bill of Sale may be executed in any number of counterparts and by facsimile (or other electronic means), each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile copy shall be a sufficient proof of signature, without it being necessary to produce the original copy.
[Signature page follows]

          IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

SELLER:

LOCATEPLUS HOLDINGS CORPORATION,
a Delaware corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

EMPLOYMENT SCREENING PROFILES, INC.,
a Florida corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

WORLDWIDE INFORMATION, INC.,
a Delaware corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

PURCHASER:

LPHC ACQUISITION PARTNERS LLC

By:

Name:
Title:

EXHIBIT D
OPERATING LEASE AGREEMENT

OPERATING LEASE AGREEMENT
     This Operating Lease Agreement (“Agreement”) is made as of September 30, 2011 (the “Effective Date”) by and between LPHC Acquisition Partners LLC (“LPHC”), and Employment Screening Profiles, Inc., a Florida corporation, and Worldwide Information, Inc., a Delaware corporation (collectively, “Seller”).
     WHEREAS, Seller is engaged in the business of providing various types of public and private data to business and credentialed clients throughout the United States (the “Business”);
     WHEREAS, on June 16, 2011, Seller commenced a case under title 11 of the Bankruptcy Code, 11 U.S.C. §§ 101-1330 (the “Bankruptcy Code”), by filing a voluntary petition for relief in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”), Case No. 11-15791(JNF);
     WHEREAS, Seller has agreed to the terms of (a) a proposed plan (the “Plan”) of reorganization to be co-sponsored by LPHC and Seller, and (b) a contingent asset purchase agreement (the “LPHC APA”) with LPHC pursuant to which LPHC would purchase the Included Assets (as defined in the LPHC APA) of Seller; and
     WHEREAS, the Plan contemplates that Seller and LPHC shall enter into an agreement relating to the operation, maintenance, risk of loss, injury and cost of Seller’s Business.
     NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Plan and contingent LPHC APA and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Definitions.
     For purposes of this Agreement, capitalized terms not otherwise defined herein shall have the same meanings given to them in the Plan or LPHC APA.
2. Title; Risk of Loss; Revenues.
     Seller shall retain title to the Included Assets during the Term (as defined below). Except as otherwise provided herein, LPHC shall assume the expense and risk of loss and injury that relate exclusively to the operation by LPHC of the Included Assets and that arise exclusively as a result of actions or omissions occurring during the Term. LPHC shall be entitled to all accounts receivable and all income and revenue attributable to the Business and the Included Assets that arise during Term. If LPHC collects any accounts receivable that arose prior to September 30, 2011, LPHC shall remit such collected amounts to Seller within thirty (30) days of receipt of such amounts.

3. Control.
     Seller hereby grants LPHC complete control over, and authority to operate and direct, all aspects of the Business, including the Included Assets and the right to relocate any Included Assets during the Term. During the Term, unless directed by LPHC, Seller shall cooperate with LPHC (a) to maintain all tangible and intangible assets used in the operation of the Business as of immediately prior to the Effective Date and to continue to operate the Business and the Included Assets at least at the levels of operation of the Business as of immediately prior to the Effective Date, and (b) to relocate and integrate the Included Assets and the Business to and with existing LPHC facilities and operations.
4. Term.
     Subject to Bankruptcy Court approval, the term of this Agreement shall commence at 12:00 a.m. Eastern time on September 30, 2011 and end on the earliest of (a) the date on which the Plan has been confirmed by the Bankruptcy Court and all conditions to its effectiveness have been satisfied or waived, (b) the termination of this Agreement, (c) the Closing Date (as defined in the LPHC APA), and (d) January 31, 2012, which date may be extended to February 29, 2012 in accordance with the LPHC APA (the “Term”).
5. Services.
     All actual costs and expenses incurred by Seller at LPHC’s direction and in accordance with this Agreement that relate to the operation of the Business during the Term, shall be reimbursed by LPHC.
     5.1 Services. During the Term, Seller agrees to provide LPHC use of those services described on Schedule A hereto (the “Services” and each service listed, a “Service”) on the terms specified in Schedule A and herein. LPHC may, upon five (5) days written notice to Seller, terminate the provision of any Service.
     5.2 Cooperation. The parties shall cooperate with each other and provide such assistance as is reasonably required for Seller to provide the Services. Such cooperation shall include, but not be limited to, the timely provision of any information reasonably required in connection with the provision of the Services.
6. Use of Premises and Facilities; Operation of the Business.
     6.1 Premises. Seller agrees to grant to LPHC the use of (a) a portion of the existing physical space and facilities used by Seller in connection with the Business (the “Premises”) within the buildings located on such Premises (the “Building”). LPHC shall have the right to reasonably identify the specific Premises to be used in the Buildings from time to time. The parties recognize that the use of certain portions of the Premises are needed by LPHC to operate the Business and Seller to administer its bankruptcy estate during the Term and agree to work cooperatively in respect of use of this shared space. Either Seller or LPHC may terminate its use of any Premises upon five (5) days written notice to the other party.

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     6.2 Telecommunications, Internet and Utility Services. Seller shall use commercially reasonable efforts to provide/continue to provide to each of the Premises, as applicable, telecommunications services, internet services, electricity, water and heating, ventilating and air conditioning at the levels provided immediately prior to the Effective Date and at levels reasonably sufficient to allow LPHC to conduct the Business as the Business was conducted prior to the Effective Date. Seller shall not, however, be liable for the interruption of any services or utilities; provided however that Seller shall reasonably cooperate with LPHC to remediate as promptly as reasonably practicable any such interruption of services. LPHC shall be responsible for any additional security and/or reserve deposit required by the providers of the services described in this Section 6.2, provided that Seller shall turn over, or cause to be turned over, to LPHC any such deposit, net of wire transfer fees and/or any other fees or offsets, if any, to the extent related to the Services, no later than two (2) Business Days after such deposit is returned from a provider, as applicable, to Seller. Any such additional security and/or reserve deposit posted by LPHC shall not constitute property of Seller’s bankruptcy estate but shall be and at all times shall remain LPHC’s property.
     6.3 Use; Compliance with Laws; Rules. LPHC may use the Premises consistent with the operation of the Business prior to the Effective Date and only for the specific, allowed purposes set forth in the respective lease agreements governing such Premises. LPHC shall observe and comply with all laws with respect to LPHC’s use of each of the Premises. LPHC shall not do or permit anything to be done in, about or with respect to either of the Premises which would (a) injure the Included Assets, the Premises or the Building or (b) vibrate, shake, overload, or impair the efficient operation of the Premises or the Building or any of the building systems located therein. LPHC shall comply with all reasonable rules and regulations promulgated from time to time by Seller, including, without limitation, rules relating to security and access within the Buildings, as applicable. With respect to all of the foregoing, Seller shall promptly notify LPHC if its actions fail to comply in order to permit LPHC to cure or otherwise remedy such failure.
     6.4 Insurance. LPHC shall obtain and keep in full force and effect, at LPHC’s sole cost, insurance substantially similar to insurance which Seller has in place for the Business as of the date hereof, including, but not limited to commercial general liability policy of insurance protecting LPHC against claims for bodily injury, personal injury and property damage based upon, involving or arising out of LPHC’s use or occupancy of each of the Included Assets, Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence. The policy shall include coverage for liability assumed under this Agreement as an “insured contract” for the performance of LPHC’s indemnity obligations under this Agreement, and shall name Seller as an additional insured. In addition, LPHC shall obtain and keep in full force and effect, at LPHC’s sole cost, a policy of “all risk” property insurance insuring the Included Assets and all personal property associated with the operation of the Business in each of the Premises. LPHC shall deliver certificates evidencing such insurance to Seller upon request. Each such insurance policy shall be in a form and from an insurance company reasonably acceptable to Seller.
     6.5 Hazardous Materials. LPHC shall not, without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion, use, store, transport or dispose of any Hazardous Material in or about the Premises. LPHC, at its sole cost, shall comply with

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all laws relating to its use of Hazardous Materials. If Hazardous Materials stored, used, disposed of, emitted, or released on or about the Premises by LPHC or its agents, employees or contractors result in contamination of the Premises or the water or soil thereunder, then LPHC shall promptly take any and all action necessary to clean up such contamination as required by law. LPHC shall indemnify, defend, protect and hold Seller and its officers, directors, employees, successors and assign harmless from and against, all actual losses, damages, claims, costs and liabilities, including attorneys’ fees and costs, arising out of LPHC’s use, discharge, disposal, storage, transport, release or emission of Hazardous Materials on or about the Premises during the Term in violation of applicable law. Seller shall indemnify, defend, protect and hold LPHC and its officers, directors, employees, successors and assigns harmless from and against, all actual losses, damages, claims, costs and liabilities, including attorneys’ fees and costs, arising out of Seller’s use, discharge, disposal, storage, transport, release or emission of Hazardous Materials on or about the Premises during the Term in violation of applicable law. “Hazardous Materials” shall mean any material or substance that is now or hereafter designated by any applicable governmental authority to be, or regulated by any applicable governmental authority as, radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.
     6.6 Repairs. LPHC accepts each of the Premises in “as is” condition. During its use of the Premises, LPHC shall maintain each of the Premises in neat, orderly condition and shall repair any damage to any of the Buildings caused by LPHC or its agents, employees, contractors or invitees; provided however that LPHC shall not be responsible for the actions of Seller or its agents, employees, contractors or invitees.
     6.7 Alterations. Except as otherwise provided herein, no alterations or improvements shall be made to any Premises without the prior written consent of Seller, which consent shall not be unreasonably withheld and which consent shall be subject to the respective lease agreements governing such Premises.
     6.8 Condemnation. If all or any part of any Premises is taken by any Governmental Authority by the exercise of the power of eminent domain or by a voluntary transfer in lieu thereof (a “Condemnation”), this Agreement shall terminate as to the part of the applicable Premises taken. All Condemnation proceeds shall be the property of Seller.
     6.9 Seller’s Right to Enter. Provided Seller complies with all of LPHC’s reasonable security measures, Seller and/or its agents may, upon reasonable advance notice (except in the case of emergency directly affecting the Premises), enter the Premises at any reasonable time for the purpose of inspecting the same, supplying any service to be provided by Seller to LPHC, making necessary alterations or repairs or for any other purpose permitted under this Agreement.
     6.10 Confidentiality. The parties hereto acknowledge that the Premises is not separately demised, and each party shall use commercially reasonable efforts to prevent its agents, employees or contractors from discovering or otherwise coming into contact with confidential information of the other party. If, despite such efforts, any such confidential information is discovered by a party, such party shall immediately inform the other party of such discovery, and shall hold, and cause its employees, agents, contractors, invitees and LPHC to hold, such information confidential.

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     6.11 Vacating Premises. Unless, pursuant to the LPHC APA, LPHC has assumed the lease of any of the Premises, upon or before expiration of the Term, LPHC shall vacate and surrender the Premises to Seller in the same condition as received from Seller, excepting ordinary wear and tear, and all of LPHC’s personal property shall be removed from the Premises in compliance with all applicable laws. Once all the personal property of LPHC has been removed, Seller will supply a checklist of any remaining items required to be removed by LPHC hereunder or damages to the Premises or Included Assets for which LPHC is responsible hereunder within three (3) Business Days, and LPHC will have three (3) Business Days to contest any item on the list. After this period, LPHC agrees to make commercially reasonable efforts to remove any such remaining assets or repair any such damage within fifteen (15) Business Days. If any of the Premises are not so surrendered, LPHC shall be liable to Seller for all reasonable costs actually incurred by Seller in returning the Premises to the required condition. If LPHC does not surrender the Premises upon the expiration of the Term of this Agreement or its earlier termination, as required above, LPHC shall indemnify, defend, protect and hold harmless Seller from and against all actual and reasonable costs and/or losses incurred and paid by Seller to the extent resulting from LPHC’s delay in surrendering the Premises, and pay Seller a holdover fee of $5,000 a month (prorated for any partial month). LPHC shall not be responsible for any damages caused by Seller, including any of Seller’s employees or agents hereunder, and shall not be responsible for removing any assets retained by the Seller estate under the Plan or LPHC APA or otherwise constituting Seller’s property.
     6.12 Operation of the Business; Budget. On or prior to September 30, 2011, LPHC and Seller shall agree on a budget for the operation of the Business during the Term (the “Budget”), which Budget shall be in substantially similar form as the budget attached as Exhibit A to the Final Order Regarding Motion for Authorization of (1) the Interim and Permanent Use of Cash Collateral, (2) the Granting of Replacement Liens, (3) Entry of Scheduling Order Regarding Continued Use of Cash Collateral and (4) Additional Relief entered on July 26, 2011 by the United States Bankruptcy Court for the District of Massachusetts in Case No. 11-15791 [Docket No. 122]. During the Term, LPHC agrees that it shall conduct the Business in accordance with the Budget (with such reasonable variances as may be mutually agreed by the parties) and in the ordinary course, including, but not limited to paying, discharging or satisfying all liabilities of the Business, including, but not limited to, operating expenses, taxes, insurance, payroll and other employee-related obligations, and amounts due under this Agreement in the ordinary course of business or in accordance with the terms of such liabilities. LPHC shall provide a certificate on the first (1st) of each month certifying the payment of all such amounts to Seller and shall provide Seller with evidence of the working capital funding required to fund cash requirements pursuant to the Budget.
     6.13 Changes or Amendments to Included Assets; Execution of Documents Related to Included Assets. LPHC shall not, without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion, amend, change or modify the Included Assets. For the avoidance of doubt, the Included Assets includes Seller’s contracts. LPHC shall not execute any certificate, report, notice, consent, opinion, statement or other document on behalf of Seller.
     6.14 Storage and Delivery of Included Assets. Seller and LPHC agree that during the Term, the machinery, equipment and other personal property included in the Included Assets and located at the Premises may, at the sole discretion of LPHC, remain at the Premises, as

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applicable. During the Term, LPHC shall have the right to, at its expense and risk, create, use, remove and transport the Included Assets or any property or goods developed, manufactured or created with the aid of any of the Included Assets without damage to Seller’s property, provided that Seller shall reasonably cooperate with LPHC in effecting such use and process and that LPHC will provide reasonable notice of the removal or transportation of the Included Assets. Upon termination of this Agreement, other than due to the occurrence of the Closing pursuant to the LPHC APA, LPHC shall deliver the Included Assets to Seller at the Premises at the sole cost and expense of LPHC. All Included Assets shall be delivered in the same condition as on the date hereof, reasonable wear and tear excepted.
7. Breach. In the event of a breach by either party of any of its obligations hereunder, the breaching party shall cure such, if curable, breach within fifteen (15) days after written notice thereof by the non-breaching party. Upon the failure by LPHC to cure any such breach as provided herein, upon any termination of the LPHC APA or upon any event that would have a Material Adverse Effect (as defined in the LPHC APA), Seller may immediately terminate this Agreement and the LPHC APA.
8. Fees.
     8.1 Scheduled Services and Fees. In consideration of the provision of the Services hereunder, from after September 30, 2011, LPHC shall pay Seller a monthly fee of $2,100 (“Fees”). LPHC shall pay to Seller all Fees with respect to each thirty (30) day period included in the Term on the first Business Day of such thirty (30) day period. In addition, LPHC shall pay Seller an administrative fee in the amount of $15,000 (“Administrative Fee”), which shall be payable to Seller on September 30, 2011.
     8.2 Additional Services and Fees. LPHC may request additional services not contemplated by Schedule A. In such event, the parties hereto shall cooperate in good faith to determine the anticipated actual cost to Seller of providing such additional service (which actual cost shall, in any event, be reasonable and customary), shall calculate a monthly fee with respect to any such additional service based on such anticipated actual cost, and shall, by mutual agreement, amend Schedule A hereto to reflect such additional service and fee. Upon such amendment to Schedule A, such additional service shall be deemed a “Service” for all purposes hereunder, and such additional fee shall be deemed a “Fee” for all purposes hereunder, including Section 9.
9. Personnel; Standard of Performance.
     (a) Each Service to be provided hereunder shall be performed by the personnel set forth on Schedule A, as such schedule may be updated from time to time pursuant to the mutual agreement of the parties hereto, under the listing for such Service (each such individual, a “Seller Agent” and, collectively, the “Seller Agents”), unless otherwise mutually agreed by the parties. Seller shall remain responsible, in accordance with the terms of this Agreement, for the performance of the Services and all other obligations of Seller hereunder.
     (b) Seller shall not be liable for any failure of, or delay in the performance of, any Services under this Agreement for the period that such failure or delay is due to acts of God, civil

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war, strikes or labor disputes, or any other cause beyond Seller’s reasonable control. Seller shall notify LPHC promptly of the occurrence of any such cause and shall resume full performance of such Services as promptly as practicable after such cause is terminated.
     (c) Nothing in this Agreement shall grant, suggest or imply any right, agreement or authority for Seller to use the name, trademarks, service marks, trade names or domain names of LPHC for any purpose whatsoever. Nothing in this Agreement shall be deemed to grant to Seller any right, agreement or assignment of any intellectual property of LPHC.
10. Indemnity.
     10.1 Indemnity by LPHC. Subject to Section 10.2 hereof, LPHC will defend, indemnify, and hold harmless Seller and its affiliates, and each of their respective officers, directors, employees, customers, agents, successors and assigns (collectively, “Seller Indemnified Parties”), from and against any and all costs, losses, liabilities and expenses (including reasonable attorneys fees) arising out of or directly relating to: (i) third party claims related to LPHC’s use of the Services under this Agreement; (ii) any dispute between LPHC and LPHC’s customers or suppliers during the Term; (iii) any services or transactions performed by LPHC using the Services, including without limitation, any and all claims, actions, suits, or proceedings alleging fraud, breach of security, noncompliance with laws, breach of contract, infringement, misappropriation or negligence arising from conduct during the Term; and (iv) breach of LPHC’s obligations under this Agreement.
     10.2 Indemnity by Seller. Seller will defend, indemnify, and hold harmless LPHC and its affiliates, and each of their respective officers, directors, employees, customers, agents, successors and assigns, from and against any and all costs, losses, liabilities and expenses (including reasonable attorneys fees) arising out of or relating to the bad faith, willful or wanton misconduct, negligence or gross negligence of a Seller Indemnified Party. LPHC ACKNOWLEDGES THAT, OTHER THAN AS EXPRESSLY PROVIDED HEREIN, SELLER PROVIDES THE SERVICES WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF NONINFRINGEMENT, TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING, SELLER MAKES NO REPRESENTATION OR WARRANTY THAT THE SERVICES DO NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADE SECRET OF ANY THIRD PARTY, AND ACCEPTS NO RESPONSIBILITY FOR ANY EXPENSES, LOSSES OR ACTION INCURRED OR UNDERTAKEN BY LPHC OR ANY OF ITS AFFILIATES, CONTRACTORS OR AGENTS AS A RESULT OF LPHC’S RECEIPT OR USE OF SERVICES OTHER THAN THOSE EXPENSES, LOSSES OR ACTIONS RESULTING FROM OR ARISING OUT OF A SELLER INDEMNIFIED PARTY’S ACTS OF BAD FAITH, WILLFUL OR WANTON MISCONDUCT, NEGLIGENCE OR GROSS NEGLIGENCE.
     10.3 Limitations on Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, MULTIPLE OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, LOST PROFITS)

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REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, ARISING UNDER STATUTE OR OTHERWISE.
11.	Notices.
All notices, requests, demands and other communications shall be given in accordance with the provisions contained in the contingent LPHC APA.
12. General Provisions.
     12.1 Independent Contractor Status. The status of Seller shall be that of independent contractor and nothing set forth herein shall be deemed to constitute any partnership, joint venture, fiduciary relationship, agency, or similar relationship between the parties hereto. Neither party hereto shall represent to any third party that any such partnership, joint venture, fiduciary relationship or agency exists in respect of this Agreement, or that Seller is acting on behalf of LPHC pursuant to this Agreement in any capacity other than that of independent contractor. Nothing in this Agreement confers authority upon either party to enter into any commitment or agreement binding on the other.
     12.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, representations or warranties, whether oral or written, by any party hereto or any officer, director, employee or representative of any party hereto. No modification or waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party to be charged therewith.
     12.3 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.
     12.4 Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither Seller nor LPHC may assign this Agreement or any interest herein without the prior written consent of the other party hereto, provided that LPHC may, in its sole discretion, assign all or any portion of its rights and obligations hereunder to one or more affiliates of LPHC. To the extent LPHC assigns all or any portion of its rights and obligations hereunder to one of its affiliates, LPHC shall guarantee such affiliate’s obligations hereunder.
     12.5 Counterparts. This Agreement may be executed in multiple counterparts (including those transmitted by facsimile or other electronic format), each of which shall be deemed in original but all of which together shall constitute one and the same instrument.
     12.6 Effect of Headings. The titles of section headings herein contained has been provided for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.
     12.7 Waivers. Compliance with any condition or covenant set forth herein may not be waived except by writing duly executed by the party or parties to be bound. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver

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thereto, and any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise thereof shall not preclude any further exercise thereof or the exercise of any other such right, power or privilege.
     12.8 Governing Law. This Agreement shall be governed by and construed in accordance with federal bankruptcy law, to the extent applicable, and, where state law is implicated, the internal laws of the Commonwealth of Massachusetts, without giving effect to any principles of conflicts of law.
     12.9 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO THIS AGREEMENT OR ANY AGREEMENTS CONTEMPLATED HEREIN OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     12.10 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, or neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. References to “this Agreement” shall include all Exhibits, Schedules and other agreements, instruments or other documents attached hereto. The words “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. References in this Agreement to Articles, sections, Schedules or Exhibits are to Articles or sections of, Schedules or Exhibits to, this Agreement, except to the extent otherwise specified herein. References to the consent or approval of any party hereto mean the written consent or approval of such party, which may be withheld, conditioned or delayed in such party’s sole and absolute discretion, except to the extent otherwise specified herein. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and are not part of this Agreement and do not in any way limit or modify the provisions of this Agreement and shall not affect the interpretation hereof. Unless otherwise specified herein, payments that are required to be made under this Agreement shall be paid by wire transfer of immediately available funds to an account designated in advance by the party entitled to receive such payment. All references to “dollars” or “$” or “US$” in this Agreement means U.S. dollars.
     12.11 Time Periods. Any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; provided, however, that if the last day for taking action falls on a weekend or a legal holiday in the State of Massachusetts,

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the period during which such action may be taken shall be automatically extended to the next Business Day.
     12.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party.
     12.13 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties hereto shall be entitled to specific performance of the terms hereof (without the posting of any bond), in addition to any other remedy at law or equity.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.

LPHC ACQUISITION PARTNERS LLC

By:

Name
Title:

EMPLOYMENT SCREENING PROFILES, INC.,
a Florida corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

WORLDWIDE INFORMATION, INC.,
a Delaware corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

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EXHIBIT E
INTENTIONALLY BLANK

EXHIBIT F
INTENTIONALLY BLANK

EXHIBIT G
ESCROW AGREEMENT

ESCROW AGREEMENT
     ESCROW AGREEMENT (this “Escrow Agreement”), dated as of September 30, 2011, by and among LocatePLUS Holdings Corporation, a Delaware corporation, Employment Screening Profiles, Inc., a Florida corporation, and Worldwide Information, Inc., a Delaware corporation (“Seller”), LPHC Acquisition Partners LLC, a Delaware limited liability company (“Purchaser”), and Brown Rudnick LLP, as escrow agent (the “Escrow Holder”). Capitalized terms used herein and not otherwise defined in this Escrow Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement referred to below.
W I T N E S S E T H:
     WHEREAS, Purchaser and Seller entered into that certain Asset Purchase Agreement, dated as of September 30, 2011 (the “Asset Purchase Agreement”), pursuant to which Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase and acquire from Seller, all of Seller’s right, title and interest in and to certain assets pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, subject to the terms and conditions contained therein;
     WHEREAS, pursuant to Section 2.8 of the Asset Purchase Agreement, Purchaser and Seller have agreed that Purchaser will deliver the Purchase Price Deposit and the Escrow Amount as security for the performance of Purchaser’s obligations under the Asset Purchase Agreement (together, the “Escrowed Funds”) by certified check or wire transfer of immediately available funds into an escrow account on the date hereof;
     WHEREAS, pursuant to Section 7.3 of the Asset Purchase Agreement, Purchaser will deliver the Purchaser Escrowed Closing Documents as security for the performance of Purchaser’s obligations under the Asset Purchase Agreement into an escrow account on the date hereof;
     WHEREAS, pursuant to Section 7.2 of the Asset Purchase Agreement, Seller will deliver the Seller Escrowed Closing Documents as security for the performance of Seller’s obligations under the Asset Purchase Agreement into an escrow account on the date hereof; and
     WHEREAS, Purchaser and Seller desire to appoint the Escrow Holder to act as escrow agent hereunder in the manner hereinafter set forth and the Escrow Holder is willing to act in such capacity.
     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser, Seller and the Escrow Holder hereby agree as follows:
     1. Appointment of Escrow Holder; Establishment of Escrow Account. Purchaser and Seller hereby appoint the Escrow Holder to act as escrow agent hereunder and the Escrow Holder agrees to act as such. The Escrow Holder shall establish and maintain on behalf of the parties hereto a segregated escrow account (the “Escrow Account”) to which there shall be immediately credited and held all amounts received by the Escrow Holder from Purchaser in accordance with Section 2 hereof. The funds credited to the Escrow Account shall be applied, invested and disbursed only as provided herein. The Escrow Holder shall, to the extent required by law, segregate the funds credited to the Escrow Account from its other funds held as an agent or in trust. In addition, the Escrow Holder shall hold the Escrowed Closing Documents to be disbursed only as provided herein.
     2. Deposit to the Escrow Account; No Investment.
     (a) Purchaser shall deliver to the Escrow Holder for deposit in the Escrow Account the Purchase Price Deposit and the Escrow Amount.
     (b) Purchaser and Seller shall deliver to the Escrow Holder all Escrowed Closing Documents as required pursuant to Sections 7.2 and 7.3 of the Asset Purchase Agreement, which Escrowed Closing Documents shall be executed, but undated.
     (c) All amounts to be deposited with the Escrow Holder shall be transferred by wire transfer of immediately available funds to the following account of the Escrow Holder (or to such other account of the Escrow Holder as the Escrow Holder shall notify Seller and Purchaser in writing prior to the transfer of funds and which account Seller and Purchaser approve):

Bank:	Citibank N.A.
Address:	111 Huntington Ave.
Floor 30
Boston, MA 02199
ABA #	221172610
SWIFT Code:	CITIUS33
Account Name:	Brown Rudnick LLP — Client Trust Fund Account (MA)
Account Number:	1255310873
     (d) The Escrowed Funds shall remain in a non-interest bearing trust account at the Escrow Holder.
     3. Distributions.
     (a) Escrowed Funds and the Escrowed Closing Documents shall be withdrawn and disbursed by the Escrow Holder only in accordance with this Section 3.
     (b) If the Escrow Holder receives joint written instructions signed by Seller and Purchaser to the effect that a chapter 11 plan (the “Plan”) has been confirmed by the Bankruptcy Court and all conditions to its effectiveness have been satisfied or waived, the Escrow Holder shall disburse, in accordance with such instructions (i) the Escrowed Funds to the party so directed within two (2) Business Days of receipt of notice, (ii) the Purchaser Escrowed Closing Documents to Purchaser within two (2) Business Days of receipt of notice, and (iii) the Seller Escrowed Closing Documents to Seller within two (2) Business Days of receipt of notice.

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     (c) If the Escrow Holder receives joint written instructions signed by Seller and Purchaser to the effect that the transactions contemplated by the Asset Purchase Agreement shall be consummated on the Closing Date (which shall be specified in such notice), the Escrow Holder shall (i) disburse the Escrowed Funds to Seller, (ii) date the Escrowed Closing Documents as of the date of such disbursement of the Escrow Funds, and (iii) deliver the Purchaser Escrowed Closing Documents to Seller and the Seller Escrowed Closing Documents to Purchaser within two (2) Business Days of receipt of notice.
     (d) If the Escrow Holder has not received joint written instructions from Purchaser and Seller in accordance with Sections 3(b) or 3(c) hereof on or prior to the Outside Date: upon receipt of evidence from the Seller of entry of the Sale Order, the Escrow Holder shall automatically, without further instruction, and within two (2) Business Days after receipt of such evidence, (i) disburse the Escrowed Funds to Seller in accordance with instructions provided to Escrow Holder by Seller, (ii) date the Escrowed Closing Documents as of the date of such disbursement of the Escrowed Funds, and (iii) deliver the Purchaser Escrowed Closing Documents to Seller and the Seller Escrowed Closing Documents to Purchaser.
     (e) If the Escrow Agent receives joint written instructions signed by Seller and Purchaser to the effect that (i) the Asset Purchase Agreement has been terminated pursuant to Section 9.1 of the Asset Purchase Agreement and (ii) Seller is in material breach of the Asset Purchase Agreement at the time of termination, the Escrow Agent shall disburse the Escrowed Funds to Purchaser within two (2) Business Days of receipt of notice of such termination (it being understood and agreed that Purchaser shall continue to have available any rights and remedies that, pursuant to Article IX of the Asset Purchase Agreement, survive such disbursement of the Escrowed Funds to Purchaser).
     (f) If the Escrow Agent receives joint written instructions signed by Seller and Purchaser to the effect that (i) the Asset Purchase Agreement has been terminated pursuant to Section 9.1 of the Asset Purchase Agreement and (ii) Seller is not in material breach of the Asset Purchase Agreement at the time of termination, the Escrow Agent shall disburse the Escrowed Funds to Seller within two (2) Business Days of receipt of notice of such termination (it being understood and agreed that Seller shall continue to have available any rights and remedies that, pursuant to Article IX of the Asset Purchase Agreement, survive such disbursement of the Purchase Price Deposit to Seller).
     (g) In the event of any dispute between the Purchaser and Seller regarding the Escrowed Funds or Escrowed Closing Documents, the Escrow Holder shall not pay the Escrowed Funds or deliver the Escrowed Closing Documents until the Escrow Holder receives either (i) a final order of the Bankruptcy Court that is not stayed and no longer subject to reversal or timely appeal (a “Final Order”), together with an opinion of counsel to the effect that such order is a Final Order, or (ii) joint written notice signed by Purchaser and Seller indicating that the dispute has been resolved and directing the Escrow Holder to whom to pay the Escrowed Funds and income earned thereon (each, a “Final Resolution”). The Escrow Holder shall pay the Escrowed Funds, together with all accrued investment income and interest thereon, and deliver the Escrowed Closing Documents, within two (2) Business Days of its receipt of the written

3

evidence of a Final Resolution as required above in this Section 3(g) in accordance with the instructions contained in the Final Order or the Final Resolution (as applicable). The Escrow Holder shall be entitled to rely, exclusively, on any representation jointly made by Purchaser and Seller in writing in relation to the release of Escrowed Funds or Escrowed Closing Documents, and shall release funds from the Escrow Account from time to time as directed in any such joint written instruction from Purchaser and Seller or pursuant to a Final Resolution.
     4. Termination of Escrow Account and Escrow Agreement. The Escrow Account shall be deemed dissolved and this Escrow Agreement shall terminate upon the earlier of (i) written agreement of the parties hereto, (ii) disbursement of all of the Escrowed Funds and Escrowed Closing Documents, or (iii) transfer of all Escrowed Funds and Escrowed Closing Documents then in the possession of the Escrow Holder to the Bankruptcy Court or such other party as the parties hereto may jointly agree upon in writing in accordance with the terms of this Escrow Agreement.
     5. Escrow Holder.
     (a) No fees shall be payable to the Escrow Holder for acting as escrow agent hereunder. The Escrow Holder, however, shall be entitled for all reasonable expenses of or reasonable disbursements, if any, incurred by the Escrow Holder in the performance of its duties hereunder, including the reasonable fees, expenses and disbursements of counsel to the Escrow Holder. Purchaser shall bear one hundred percent (100%) of the fees, costs and expenses of Escrow Agent (excluding fees, costs and expenses relating to any indemnity obligation which shall be governed by Section 6(c) hereof).
     (b) The Escrow Holder may retain that portion of the Escrow Account equal to any such unpaid reasonable costs, expenses and fees incurred by the Escrow Holder as contemplated by Section 5(a) above and any indemnification rights under Section 6(c) below until such time as such costs, expenses and fees and indemnity have been paid.
     6. Rights, Duties and Immunities of Escrow Holder. Acceptance by the Escrow Holder of its duties under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement agree shall govern and control the rights, duties and immunities of the Escrow Holder:
     (a) The duties and obligations of the Escrow Holder shall be determined solely by the express provisions of this Escrow Agreement and the Escrow Holder shall not be liable, except for the performance of such duties and obligations as are specifically set out in this Escrow Agreement. The Escrow Holder shall not be required to inquire as to the performance or observation of any obligation, term or condition under any agreement or arrangement by Purchaser and Seller. The Escrow Holder is not a party to, and is not bound by, any agreement or other document out of which this Escrow Agreement may arise. The Escrow Holder shall be under no liability to any party hereto by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Holder shall not be bound by any waiver, modification, termination or rescission of this Escrow Agreement or any of

4

the terms hereof, unless evidenced by a writing delivered to the Escrow Holder signed by the proper party or parties and, if the duties or rights of the Escrow Holder are affected, unless it shall give its prior written consent thereto. This Escrow Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.
     (b) The Escrow Holder shall not be responsible in any manner for the validity or sufficiency of this Escrow Agreement or of any property delivered hereunder, or for the value or collectability of any note, check or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Holder. Nothing herein contained shall be deemed to obligate the Escrow Holder to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Holder pursuant to this Escrow Agreement.
     (c) Purchaser and Seller will jointly and severally reimburse and indemnify the Escrow Holder for, and hold it harmless against, any loss, liability or expense, including but not limited to reasonable counsel fees, incurred without bad faith, willful misconduct or gross negligence on the part of the Escrow Holder arising out of or in conjunction with its acceptance of, or the performance of its duties and obligations under this Escrow Agreement, as well as the reasonable and documented costs and expenses of defending against any claim or liability arising out of or relating to this Escrow Agreement. As between Purchaser and Seller, each shall be responsible for fifty percent (50%) of the amount of any reimbursement and indemnification.
     (d) The Escrow Holder shall be fully protected in acting on and relying upon any written notice direction, request, waiver, consent, receipt or other paper or document which the Escrow Holder in good faith believes to have been signed and presented by the proper party or parties.
     (e) The Escrow Holder shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.
     (f) The Escrow Holder may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the written advice or opinion of such counsel.
     (g) The parties hereto agree that should any dispute arise with respect to the payment, ownership or right of possession of the Escrow Account, the Escrow Holder is authorized and directed to retain in its possession, without liability to anyone, except for its bad faith, willful misconduct or gross negligence, all or any part of the Escrow Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the Final Order of the Bankruptcy Court and a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to the Escrow Holder setting forth the resolution of the dispute, which notice Purchaser and Seller hereby agree to so execute and deliver to the Escrow

5

Holder in the event that such a Final Order is obtained from or issued by the Bankruptcy Court. The Escrow Holder shall be under no duty whatsoever to institute, defend or partake in such proceedings.
     (h) The agreements set forth in this Section 6 shall survive the resignation or removal of the Escrow Holder, the termination of this Escrow Agreement and the payment of all amounts hereunder.
     7. Resignation of Escrow Holder. The Escrow Holder shall have the right to resign upon thirty (30) days written notice to Seller and Purchaser. In the event of such resignation, Seller and Purchaser shall mutually agree upon and appoint a successor escrow agent hereunder by delivering to the Escrow Holder a written notice of such appointment. Upon receipt of such notice, the Escrow Holder shall deliver to the designated successor escrow agent all money and other property held hereunder and shall thereupon be released and discharged from any and all further responsibilities whatsoever under this Escrow Agreement; provided, however, that the Escrow Holder shall not be deprived of its compensation earned prior to such time, if any. If no successor escrow agent shall have been designated by the date specified in the Escrow Holder’s notice, all obligations of the Escrow Holder hereunder shall nevertheless cease and terminate. The Escrow Holder may appoint a successor or petition any court of competent jurisdiction for the appointment of a successor escrow agent. Its sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties hereto or in accordance with the direction of a Final Order of the Bankruptcy Court.
     8. Attorneys Fees; Liquidated Damages. In the event of any dispute relating to this Escrow Agreement between Seller and Purchaser, the prevailing party shall be entitled to reimbursement of all legal expenses incurred by such party in connection with such dispute.
     9. Notices. All claims, notices, consents, objections and other communications under this Escrow Agreement shall be in writing and shall, except as otherwise provided herein, be deemed to have been duly given and received when (i) delivered by hand, (ii) sent by facsimile (with receipt confirmed), or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other reputable overnight delivery service, in each case, at the appropriate addresses and facsimile numbers as set forth below:

ESCROW HOLDER:	Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attention: William R. Baldiga
Facsimile: 617-856-8201

PURCHASER:	LPHC Acquisition Partners LLC

Facsimile:

With a copy (which shall not constitute notice) to:

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Seegel Lipshutz & Wilchins LLP
20 William Street, Suite 130
Wellesley, MA 02481
Attention: Henry E. Knoblock III, Esq.
Facsimile: 781-235-2333

SELLER:	CRG Partners Group LLC
Two Atlantic Avenue
Boston, MA 02110
Attention: Stephen S. Gray
Facsimile: 617-482-9804

With a copy (which shall not constitute notice) to:

Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attention: William R. Baldiga, Esq.
Facsimile: 617-856-8201
(or to such other addresses and facsimile numbers as a party may designate as to itself by notice to the other parties). Notwithstanding any of the foregoing, any computation of a time period which is to begin after receipt of a notice by the Escrow Holder shall run from the date of receipt by it.
     10. Successors. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Escrow Agreement may not be assigned by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld.
     11. Severability. If any portion or provision of this Escrow Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Escrow Agreement shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
     12. Amendments. This Escrow Agreement may be amended or modified at any time or from time to time in writing executed by the parties to this Escrow Agreement.
     13. Governing Law. This Escrow Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the

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Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof or of any other jurisdiction.
     14. JURISDICTION. THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION TO RESOLVE ANY AND ALL DISPUTES ARISING UNDER THIS ESCROW AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY EXPRESSLY CONSENTS TO SUCH EXCLUSIVE JURISDICTION; PROVIDED, HOWEVER, THAT IF THE BANKRUPTCY CASE HAS CLOSED, THE PARTIES AGREE TO UNCONDITIONALLY AND IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE BANKRUPTCY COURT IS LOCATED AND ANY APPELLATE COURT THEREOF, FOR THE RESOLUTION OF ANY SUCH CLAIM OR DISPUTE. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES HERETO AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO PROCESS BEING SERVED BY ANY PARTY TO THIS AGREEMENT IN ANY SUIT, ACTION OR PROCEEDING BY DELIVERY OF A COPY THEREOF IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.
     15. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Escrow Agreement, or the waiver by any party of any breach of this Escrow Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
     16. Headings. The headings and captions in this Escrow Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.
     17. Counterparts. This Escrow Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.
     18. Entire Agreement. This Agreement and the Asset Purchase Agreement and the agreements referenced therein comprise the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.
     19. Specific Duties. The Escrow Holder shall have only those duties as are specifically provided herein, which shall be deemed purely ministerial in nature, and shall under

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no circumstance be deemed a fiduciary for any of the parties to this Agreement. The Escrow Holder shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Asset Purchase Agreement. This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Holder shall be inferred from the terms of this Agreement or any other Agreement.
     IN NO EVENT SHALL THE ESCROW HOLDER BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW HOLDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW HOLDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
     20. Merger. Any banking association or corporation into which the Escrow Holder may be merged, converted or with which the Escrow Holder may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Holder shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Holder shall be transferred, shall succeed to all the Escrow Holder’s rights, obligations and immunities hereunder without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the undersigned have signed this Escrow Agreement as of the first date written above.

PURCHASER:

LPHC ACQUISITION PARTNERS LLC

By:

Name:
Title:

SELLER:

LOCATEPLUS HOLDINGS CORPORATION,
a Delaware corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

EMPLOYMENT SCREENING PROFILES, INC.,
a Florida corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

WORLDWIDE INFORMATION, INC.,
a Delaware corporation

By:

Name:	Stephen S. Gray, solely in his capacity as Chapter 11 Trustee
Title:	Chapter 11 Trustee

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ESCROW HOLDER:

BROWN RUDNICK LLP

By:

Name:
Title:

11

SCHEDULE 1.2
DEFINITIONS

SCHEDULE 1.2
DEFINITIONS
     “Accounts Receivable” means any and all accounts receivable, notes receivable, checks, similar instruments and other amounts receivable, billed or unbilled, owed to Seller for products sold or services rendered in the operation of the Business, together with all security or other collateral therefor and any interest for unpaid financing charges accrued thereon, in each case as of September 30, 2011.
     “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlling” and “controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning set forth in the preamble.
     “Allocation” has the meaning set forth in Section 2.9.
     “Assignment and Assumption Agreement” means an agreement providing for the assignment by Seller of Seller’s right, title and interest in and to the Assumed Contracts, and the assumption by Purchaser of the Assumed Liabilities, substantially in the form attached hereto as Exhibit A.
     “Assumed Contract” has the meaning set forth in Section 2.1(a).
     “Assumed Liabilities” has the meaning set forth in Section 2.5.
     “Auction” has the meaning set forth in the recitals to this Agreement.
     “Avoidance Actions” means all avoidance actions or Claims available to Seller under chapter 5 of title 11 of the Bankruptcy Code, including any such Claims and actions arising under Sections 544, 545, 547, 548, 549, 550 and 553 of the Bankruptcy Code.
     “Bankruptcy Code” means title 11 of the United States Code.
     “Bankruptcy Court” means the United States Bankruptcy Court for the District of Massachusetts.
     “Bidding Procedures Order” means the Order (I) Approving Bidding Procedures; (II) Establishing Certain Related Deadlines; and (III) Granting Related Relief entered by the Bankruptcy Court on August 15, 2011.
     “Bill of Sale” means a bill of sale substantially in the form attached hereto as Exhibit C.
     “Books and Records” means all documents used by Seller in connection with, or relating to, the Included Assets, the Assumed Liabilities, or the operations of Seller, including all files,

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data, reports, plans, mailing lists, supplier lists, customer lists, price lists, marketing information and procedures, advertising and promotional materials, equipment records, warranty information, records of operations, standard forms of documents, manuals of operations or business procedures and other similar procedures (including all discs, tapes and other media-storage data containing such information), which, for the avoidance of doubt, shall exclude the Retained Books and Records.
     “Bring-Down Date” has the meaning set forth in the introductory paragraph to Article III.
     “Business” has the meaning set forth in the recitals to this Agreement.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close under applicable Legal Requirement.
     “Business IP” has the meaning set forth in Section 2.1(d).
     “Cash Purchase Price” has the meaning set forth in Section 2.4.
     “Claim” means any claim, cause of action, chose in action, right to sue, right of recovery, right of set-off, right of recoupment, right of refund or reimbursement, right under warranty, guaranty or contract (express, implied or otherwise), right to receive a credit (by reason of prepayment, deposit, refund or otherwise), or similar right of any kind and nature, known and unknown, matured and unmatured, accrued or contingent, regardless of whether such rights are currently exercisable.
     “Closing” has the meaning set forth in Section 7.1.
     “Closing Date” has the meaning set forth in Section 7.1.
     “Closing Documents” means any agreements, instruments and other documents to be delivered at the Closing pursuant to Section 7.2 or Section 7.3, other than the Escrowed Closing Documents.
     “Companies” has the meaning set forth in Section 2.1.
     “Confidentiality Agreement” means that certain Confidentiality Agreement between Purchaser and Seller dated August 30, 2011.
     “Consent” means any consent, approval, concession, grant, waiver, exemption, license, entitlement, suitability determination, franchise, development right, certificate, variance, registration, permit, order or other authorization of or notice of any Person.
     “Contract” means any contract, agreement, understanding, or other arrangement (whether oral or written), affecting or related to the Business or any of the Included Assets, real or personal, entered into by Seller or by which Seller is bound or by which any property of Seller is subject to an Encumbrance or under which Seller has any rights or obligations entered into by Seller, but excluding any Lease.

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     “Copyrights” has the meaning set forth in the definition of Intellectual Property Rights on this Schedule 1.2.
     “Cure Costs” has the meaning set forth in Section 2.5(b).
     “Deposit” means any security, vendor, utility, or other similar deposits by Seller and any prepaid expenses, advances, professional retainers, advance payments or prepayments made by Seller.
     “Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.
     “Domain Names” means Internet domain names held or used by Seller.
     “Employee Benefit Plans” means each employee or director benefit plan, arrangement or agreement, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is or has been sponsored, maintained or contributed to by Seller or by any trade or business, whether or not incorporated, all of which together with Seller would be deemed a “single employer” within the meaning of Section 4001 of ERISA.
     “Encumbrances” means all mortgages, pledges, charges, liens, debentures, trust deeds, Claims, assignments by way of security or otherwise, security interests, conditional sales contracts or other title retention agreements, rights of first refusal or similar interests or instruments charging, or creating a security interest in the Included Assets or any part thereof or interest therein, and any agreements, leases, licenses, occupancy agreements, options, easements, rights of way, restrictions, executions or other encumbrances (including notices or other registrations in respect of any of the foregoing) of any and every kind, nature and description affecting title to the Included Assets or any part thereof or interest therein.
     “Equipment” means all tangible personal property, including desks, chairs, tables, cabinets, cubicles, furniture, fixtures, furnishings, work equipment, machinery, motor vehicles, spare parts, tools, computers, servers, network and Internet- and information technology systems-related equipment, computer hardware, photocopiers, telephone lines, facsimile machines and other business equipment and devices (including data processing hardware and related telecommunications equipment, media, and tools), advertising, marketing and promotional materials and all other printed or written materials used in connection with the Business, tools, racking, molds, forms, dies and tooling and miscellaneous items, miscellaneous office furnishings and supplies, maintenance equipment, signs, signage, and other tangible personal property, other than any tangible personal property subject to a Personal Property Lease unless such Personal Property Lease is an Assumed Contract.
     “ERISA” has the meaning set forth in the definition of “Employee Benefit Plans” on this Schedule 1.2.

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     “Escrow Agreement” has the meaning set forth in the recitals to this Agreement.
     “Escrow Amount” has the meaning set forth in Section 2.8(a).
     “Escrow Holder” means Brown Rudnick LLP, in its capacity as escrow agent under the Escrow Agreement.
     “Escrowed Closing Documents” has the meaning set forth in Section 7.3(a)(vi).
     “Excluded Assets” has the meaning set forth in Section 2.2.
     “Excluded Contracts” means any Contract to which Seller is a party which is not an Assumed Contract, including any Real Property Leases to which Seller is a party.
     “Excluded Liabilities” has the meaning set forth in Section 2.6.
     “Execution Date” has the meaning set forth in the preamble. “GAAP” means United States generally accepted accounting principles in effect from time to time.
     “Governmental Authority” means any domestic, foreign, federal, state, provincial or local authority, legislative body, court, government, regulatory agency, self-regulatory organization (including any securities exchange), commission, board, arbitral or other tribunal, or any political or other subdivision, department or branch of any of the foregoing.
     “Included Assets” has the meaning set forth in Section 2.1, excluding, for the avoidance of doubt, the Excluded Assets.
     “Intellectual Property Rights” means forms of technology and intellectual property including any or all of the following as they exist in any jurisdictions:
     (i) inventions (whether or not patentable), discoveries, improvements, business methods, and processes, including patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, renewals, substitutions or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended modified, withdrawn or refiled) (“Patents”);
     (ii) words, names, symbols, designs and other designations to identify or distinguish a business, good, group, product, or service, including trademarks, service marks, trade dress, trade names, brand names, Domain Names, designs or logos or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (“Marks”);
     (iii) published and unpublished works of authorship (whether or not registered or registrable) including audiovisual works, websites and web pages, collective works, data and databases, documentation, compilations, literary works, sound recordings, derivative works, moral rights, including copyrights, including all renewals and extensions thereof,

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copyright registrations and applications for registration thereof, and non-registered copyrights (“Copyrights”);
     (iv) information that is not generally known or otherwise readily ascertainable through proper means, including trade secrets, confidential business information and other proprietary information including, without limitation, customer information, telephone and facsimile numbers, listings in telephone books and directories (in any media), blue prints, drawings, designs, research and development information, technical information, specifications, operating and maintenance manuals, methods, engineering drawings, know-how, data, databases and other collections of data, mask works, industrial designs and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection) (“Trade Secrets”);
     (v) Software;
     (vi) all licenses, sublicenses, and other agreements or permissions related to the property described in clauses (i) to (v) of this definition; and
     (vii) claims, demands and causes of action of any kind with respect to, and any other rights relating to the enforcement of, any of the foregoing, including any past, present or future infringement, misappropriation or other violation of any of them.
     “IRC” means the Internal Revenue Code of 1986, as amended.
     “Law” means all statutes, laws (including common law), regulations, rules, ordinances, codes and other requirements of any Governmental Authority, including any Orders.
     “Lease” means any lease, sublease, license or similar contract (whether oral or written) or affecting or related to the Business or any of the Included Assets, real or personal, entered into by Seller or by which Seller is bound or by which any property of Seller is subject to an Encumbrance or under which Seller has any rights or obligations, including all options to renew, purchase, expand or lease (including any leasehold improvements to any facilities or appurtenances to such improvements (including, without limitation, buildings, structures, storage areas, driveways, walkways and parking areas), rights of first refusal, first negotiation and first offer), all credit for the prepaid rent associated therewith, and all Deposits made in connection with such Leases.
     “Legal Proceeding” means any action, complaint, suit, litigation, arbitration, mediation, appeal, petition, inquiry, hearing, order, decree, legal proceeding, investigation or other legal dispute, whether civil, criminal, administrative or otherwise, at law or in equity, by or before any arbitral or other tribunal or any Governmental Authority.
     “Legal Requirement” means federal, state, local, municipal, foreign, international, multinational or other constitution, law, statute, ordinance, principle of common law, code, regulation, or treaty.

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     “Liability” means any debt, liability, commitment or other obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or not yet due) and including all costs, fees and expenses relating thereto.
     “Marks” has the meaning set forth in the definition of Intellectual Property Rights on this Schedule 1.2.
     “Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (i) has been or would be reasonably likely to be material and adverse to the assets, liabilities, properties, Business, financial condition or capitalization of the Included Assets, the Assumed Liabilities; provided, however, that none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect under this subclause (i): (A) changes in general economic or financial market conditions, (B) the outbreak or escalation of hostilities, the declaration of war, the occurrence of any calamity or natural disaster, or acts of terrorism, (C) changes in any Law or GAAP or interpretation thereof after the Execution Date, (D) any event as to which Purchaser has provided its express prior written consent hereunder and/or had actual knowledge of prior to the date hereof, (E) any announcement of this Agreement and the Transaction, (F) compliance by Seller with the terms of this Agreement, and each other agreement or document to be executed, filed or delivered in connection herewith and therewith, (G) changes, occurrences or developments in or related to the general industry or industries (or portions thereof) in which the Seller or the Business operate or are materially related thereto, or (H) the identity of, or any action taken by, Purchaser or any of its Affiliates or Representatives.
     “Necessary Consent “has the meaning set forth in Section 2.7(a).
     “Notice” means any notice, request, Consent, acceptance, waiver or other communication required or permitted to be given pursuant to this Agreement.
     “Operating Lease Agreement” means an operating lease agreement substantially in the form attached hereto as Exhibit D.
     “Order” means any order, writ, judgment, injunction, decree, stipulation, determination, decision, verdict, ruling, subpoena, or award entered by or with any Governmental Authority (whether temporary, preliminary or permanent).
     “Ordinary Course” means the ordinary and usual course of normal day to day operations of the Business consistent with practices since July 15, 2011.
     “Outside Date” means January 31, 2012, which outside date may be extended to February 29, 2012 at the election of Purchaser upon the payment to Seller of an amount equal to fifteen thousand dollars ($15,000).
     “Party” or “Parties” has the meaning set forth in the preamble.
     “Patents” has the meaning set forth in the definition of Intellectual Property Rights on this Schedule 1.2.

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     “Permits” means any and all Consents of Governmental Authorities relating to the Included Assets, the Assumed Liabilities or the Business.
     “Permitted Encumbrances” means, (x) the Encumbrances listed on Schedule A, and (y) solely with respect to Included Assets: (a) statutory Encumbrances for current Property Taxes, assessments and other charges by Governmental Authorities that are not yet due and payable or that, although due and payable, are being contested in good faith; (b) mechanics’, materialmen’s, warehouseman’s and similar Encumbrances that relate to Assumed Liabilities; (c) such covenants, conditions, restrictions, easements, encroachments or encumbrances of record and any conditions, restrictions, easements, encroachments and other encumbrances or other similar matters of record on real property, leasehold estate or personalty; (d) zoning, building codes and other land use laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Authority having jurisdiction over real property; (e) a lessor’s interest in, and any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement on or affecting a lessor’s interest in, property underlying any of the Leases; or (f) Encumbrances or matters caused by, or resulting from, the actions of Purchaser or any of its agents, employees or Affiliates.
     “Person” means an individual, partnership, limited liability company, corporation, trust, joint venture, association, joint stock company, unincorporated organization, Governmental Authority or other entity, and the successors and assigns thereof or the heirs, executors, administrators or other legal representatives of an individual.
     “Personal Property Lease” means any Lease of tangible personal property.
     “Plan” has the meaning set forth in the recitals to this Agreement.
     “Property Tax” means all real property and personal property taxes and assessments on the Included Assets.
     “Purchase Price” has the meaning set forth in Section 2.4.
     “Purchase Price Deposit” has the meaning set forth in Section 2.8(a).
     “Purchaser” has the meaning set forth in the preamble.
     “Purchaser Escrowed Closing Documents” has the meaning set forth in Section 7.3(a)(vi). “Real Property Lease” means any Lease of real property.
     “Representative” means, with respect to a particular Person, any director, officer, manager, partner, member, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
     “Retained Books and Records” means (A) any documents (including books and records) that Seller is prohibited (or reasonably believe to be prohibited) by applicable Legal Requirement to sell and transfer, (B) corporate seals, minute books, charter documents, corporate stock record books, original tax and financial records and such other books and records as pertain to the

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organization, existence, actions or share capitalization of Seller, (C) any books and records or information related exclusively to any of the Excluded Assets, or Excluded Liabilities.
     “Sale Order” means the Order of the Bankruptcy Court entered in connection with the Transaction Hearing based on the record created during the Auction.
     “Satisfied Claims” has the meaning set forth in Section 2.4.
     “Schedule Supplement” has the meaning set forth in Section 5.3.
     “Seller” has the meaning set forth in the preamble.
     “Seller Chapter 11 Case” has the meaning set forth in the recitals to this Agreement.
     “Seller Employee” has the meaning set forth in Section 3.7.
     “Seller Escrowed Closing Documents” has the meaning set forth in Section 7.2(a)(iv).
     “Seller Transferred Employee” has the meaning set forth in Section 5.8(a).
     “Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (d) all documentation, including user manuals and training documentation, relating to any of the foregoing, in each case developed by or for, or licensed or made available to, Seller and related to the Business.
     “Successful Bidder” has the meaning set forth in the Bidding Procedures Order.
     “Systems” means all servers, systems, sites, circuits, networks and other computer assets and computer equipment owned, licensed or used by Seller and related to the Business. Physical assets located in Seller’s Beverly, MA, and Tampa, FL offices shall not be considered “Systems” for the purposes of this Agreement.
     “Tax” or “Taxes” means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, unemployment, payroll, withholding, alternative or add on minimum, ad valorem, value added, transfer, stamp, or environmental tax, escheat payments or any other tax, custom, duty, impost, levy, governmental fee or other like assessment or charge (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto).
     “Tax Return” or “Tax Returns” means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or required to be filed with any taxing authority.

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     “Trade Secrets” has the meaning set forth in the definition of Intellectual Property Rights on this Schedule 1.2.
     “Transaction” means the transactions contemplated herein to be consummated at the Closing, including the purchase and sale of the Included Assets and the assumption of the Assumed Liabilities provided for in this Agreement.
     “Transaction Hearing” has the meaning set forth in the Bidding Procedures Order.
     “Transfer Taxes” has the meaning set forth in Section 7.4(a).

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SCHEDULE 2.1(a)
ASSUMED CONTRACTS
Equipment lease agreement between Toshiba America Business Solutions, Inc. (“Lessor”) and Employment Screening Profiles, Inc. (“Lessee”), for copier, fax, and related equipment for a period of 60 months, dated March 19, 2007 (“Toshiba Equipment Lease”).
Maintenance agreement between Copy Concepts, Inc. and Employment Screening Profiles, Inc. for Toshiba multi-machine copier servicing (to include parts, labor, drum, developer, and toner), last renewed March 29, 2011 (“Toshiba Maintenance Agreement”).
Tampa Lease

SCHEDULE 2.1(b)
EQUIPMENT

WWI Equipment (Beverly, MA)
Machine				Machine
#	Name	Manuf	Model	type	Serial	OS	CPU	Memory	Power	Purpose	Notes
	02-048	Dell Computer Corporation	OptiPlex GX270	unknown	9W2HJ41	Microsoft Windows XP Professional	Intel(R) Pentium(R) 4 CPU 2.80GHz - 2793 x1	1024	on	desktop	SCivitarese
	CD-002	unk	unk	unk
	CD-003	unk	unk	unk
		Dell	Dimension 2400		5D4QG41	Microsoft Windows XP Professional
		Dell	Optiplex GX240		4PRQP51	Microsoft Windows XP Professional
		Dell	Dimension V400		02Z45	Microsoft Windows XP Professional
		Dell	Dimension V400		02Z4D	Microsoft Windows XP Professional
		Dell	Dimension V400		02BZS	Microsoft Windows XP Professional
		Dell	Dimension V400		02BZV	Microsoft Windows XP Professional
		Dell	Dimension 4300s		2YP8B11	Microsoft Windows XP Professional
	wwdatastore	Dell Computer Corporation		desktop server	GM5B021						Location — WWI office
		Dell	PowerEdge 1300		3MGAM	Microsoft Windows 2003 Server
	Leo	Dell	PowerEdge 1400SC		61B2R01	Microsoft Windows 2003 Server
		Dell	Dimension 340		8YY6611	Microsoft Windows XP Professional
	ngoc	N/A	N/A			Win 2k3 SBS					This is a VM. Needs new host.

TruBackgrounds Equipment (Oldsmar, FL)
Machine				Machine
#	Name	Manuf	Model	Type	Serial	OS	CPU	Memory	Power	Purpose	Notes
		Cisco	WS-C2948	Net Switch	JAB04440CCR	8.4(11)GLX
		DELL		PC	CN-OU0314-42940-36T-017B	WinXP
		GATEWAY		PC	002655584B	WinXP					OLD ACCOUNTING
		GATEWAY		PC	28561622	WinXP				NOP	ERIC
		GATEWAY		PC	26901329	WinXP				NOP	ERIC
		POWERSPEC		PC	8737630505450						NOP
		DELL		PC	CN-OU0314-42940-392-019J	WinXP					SARAH
		ACER		PC	PTSAROX00182500E003002	Win Vista					DEBBIE
		DELL		PC	CN-OU0314-42940-392-019J	WinXP					NOP

(qty: 1)		Server rack
(qty: 9)		Assorted LCD Monitors
(qty: 1)		PBX phone system
(qty: 10)		desks
(qty: ??)		chairs
(qty: ??)		file cabinets
Printers (leased)...
		Toshiba	E-Studio 35
		Toshiba	E-Studio 2500C
Printers (owned)...
		HP	LaserJet 4								Old — parallel — may not work

SCHEDULE 2.1(c)
SOFTWARE
     The Seller uses off the shelf software.

SCHEDULE 2.2(q)
ADDITIONAL EXCLUDED ASSETS
     None.

SCHEDULE 2.4
SATISFIED CLAIMS
Derrick Spatorico — $581,730
Anthony Spatorico — $19,791.67

SCHEDULE 2.9
PURCHASE PRICE ALLOCATION

SCHEDULE A
PERMITTED ENCUMBRANCES
None

SCHEDULE 3.4
CONSENTS
—	Toshiba Equipment Lease

—	Toshiba Maintenance Agreement

—	Tampa Lease

SCHEDULE 3.5
TITLE TO INCLUDED ASSETS
Liens of Record:
LocatePLUS Holdings Corporation
1)	Cummings Properties, LLC

UCC filed with Delaware Secretary of State on 1/10/01 (in lieu filed on 9/29/05 and continued on 6/4/10).

2)	Gulabtech, LLC UCC filed with Delaware Secretary of State on 3/21/07 by Cornell Capital Partners, LP, amended on 12/4/09 and assigned to Gulabtech, LLC on 4/11/11.

3)	Derrick A. Spatorico UCC filed with Delaware Secretary of State on 12/16/09
Employment Screening Profiles, Inc.
1)	Derrick A. Spatorico UCC filed with Florida Secretary of State on 12/15/09
Worldwide Information, Inc.
1)	Gulabtech, LLC UCC filed with Delaware Secretary of State on 3/21/07 by Cornell Capital Partners, LP, amended on 12/4/09 and assigned to Gulabtech, LLC on 4/11/11.

SCHEDULE 3.6
MARKS, PATENTS AND COPYRIGHTS
Domains
trubackgrounds.com
worldwideinformation.com
Web Hosts
trubackgrounds.com — Hosted at eSolutions, Tampa
worldwideinformation.com — Hosted on NGOC VM. Needs to be migrated to new host.

SCHEDULE 3.7
SELLER EMPLOYEES

Last, First	Company	State	Job Title	Annual Salary
QUIGLEY-LOGAN, CARRIE	ESP TruBackgrounds	FL	CUSTOMER SERVICE	$37,128.00

THOMPSON, ERIC	ESP TruBackgrounds	FL	Operations Specialist	$31,200.00

CIVITARESE, SHANNON	Worldwide Information	MA	Product Manager	$53,892.80

MURRAY, NATHAN	Worldwide Information	MA	Data Analyst	$49,004.80

THEISEN, JASON	Worldwide Information	MA	Inside Sales RepresEntersectative	$40,000.00